Exhibit 10.1

CREDIT AGREEMENT

BETWEEN

HOME BREW MART, INC.

AND

COMERICA BANK

DATED AUGUST 30, 2013

ARTICLE 1.	DEFINITIONS	1

1.1	Defined Terms	1
1.2	Accounting Terms and Computations	10
1.3	Other Interpretive Provisions	10

ARTICLE 2.	LOANS, INTEREST, FEES AND PAYMENTS	11

2.1	Revolving Credit	11
2.2	Specific Advance Facility	11
2.3	Bank’s Records	12
2.4	Default Rate	12
2.5	Maximum Rate	12
2.6	Fees	12
2.7	Basis of Computation	13
2.8	Invalidated Payments	13
2.9	Use of Proceeds	13

ARTICLE 3.	COLLATERAL AND CREDIT SUPPORT	13

3.1	Collateral	13
3.2	Guaranties	13
3.3	Subordinated Debt	13

ARTICLE 4.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK	13

4.1	Conditions to First Disbursement	13
4.2	Post-Closing Conditions	15
4.3	Conditions to All Disbursements	16

ARTICLE 5.	WARRANTIES AND REPRESENTATIONS	16

5.1	Corporate Existence and Power	16
5.2	Authorization and Approvals; No Conflicting Agreements	16
5.3	Valid and Binding Agreement	17
5.4	Shares and Shareholders	17
5.5	Subsidiaries	17
5.6	No Conflicting Agreements	17
5.7	Accounting Principles	17
5,8	Financial Condition	17
5.9	Assets; Borrower Locations; Insurance; etc.	18
5.10	Intellectual Property Collateral	18
5.11	Security Agreement	18
5.12	No Liens	18
5.13	Debts	18
5.14	Taxes	18
5.15	Material Agreements	19
5.16	Labor Relations	19
5.17	Compliance with Laws: Licenses	19
5.18	Actions, Suits or Proceedings	19
5.19	Conditions Precedent	19
5.20	Pension Funding	19
5.21	Hazardous Materials; Environmental Complaints	19
5.22	Margin Stock	20
5.23	Miramar Project	20

5.24	Little Italy Project	20
5.25	Misrepresentation	20
5.26	Survival of Representations and Warranties	21

ARTICLE 6.	AFFIRMATIVE COVENANTS	21

6.1	Financial and Other Information	21
6.2	Financial Covenants	22
6.3	Legal Existence and Business	23
6.4	Assets; Borrower Locations	23
6.5	Maintenance of Records	23
6.6	Inspections	23
6.7	Payment of Liabilities	23
6.8	Taxes	23
6.9	Insurance	23
6.10	ERISA	24
6.11	Environmental Compliance	24
6.12	Registration of Intellectual Property Rights	24
6.13	Depository Accounts	24
6.14	Miramar Project Covenants	24

ARTICLE 7.	NEGATIVE COVENANTS	25

7.1	Debt	25
7.2	Prepayment of Debts	25
7.3	Liens	25
7.4	Guarantee Obligations	25
7.5	Subordinated Debt	25
7.6	Dividends	26
7.7	Stock Redemption	26
7.8	Extension of Credit	26
7.9	Subordinate Obligations	26
7.10	Property Transfers	26
7.11	Combinations; Reorganizations	26
7.12	Change in Business	26
7.13	Acquisitions	26
7.14	Acquire Securities	26
7.15	Off-Site Inventory and Equipment	26
7.16	Pension Plan	27
7.17	Government Regulation	27
7.18	Transactions with Affiliates	27
7.19	No Conflicting Commitment or Agreement	27
7.20	Restrictive Agreements	27
7.21	Use of Loan Proceeds	27
7.22	Misrepresentation	27
7.23	Margin Stock	27
7.24	Accounting Changes	28

ARTICLE 8.	EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS	28

8.1	Events of Default	28
8.2	Acceleration of Obligations; Remedies	30
8.3	Application of Proceeds	30

8.4	Cumulative Remedies	31
8.5	Payable Upon Demand	31
8.6	No Obligation to Pursue Others	31
8.7	Demand; Protest	31
8.8	Set Off	31

ARTICLE 9.	MISCELLANEOUS	31

9.1	Independent Rights	31
9.2	Covenant Independence	31
9.3	Waivers and Amendments	31
9.4	Reliance	32
9.5	Governing Law	32
9.6	Consent to Jurisdiction	32
9.7	Survival of Warranties, Etc	32
9.8	Costs and Expenses; Indemnification	32
9.9	Participations	33
9.10	Covenant Parity	33
9.11	Binding Effect	33
9.12	Notices	33
9.13	USA Patriot Act Notification	34
9.14	OFAC/BSA Provision	34
9.15	Confidentiality	34
9.16	Counterparts	34
9.17	Headings	34
9.18	WAIVER OF JURY TRIAL	35
9.19	Reference Provision	35

CREDIT AGREEMENT

This Credit Agreement dated as of August 30, 2013, (“Effective Date”) is made by and between Home Brew Mart, Inc., a California corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”).

Borrower desires to borrow up to $16,000,000 from Bank from time to time to finance the cost of the Project (as defined below), to re-finance certain existing commercial loans, and for its general corporate and working capital needs. Bank is willing to supply such credit and financing subject to the terms and conditions set forth in this Agreement.

Accordingly, for valuable consideration, Borrower and Bank agree as follows:

ARTICLE 1.	DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Accounts,” “Chattel Paper,” “Deposit Accounts,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property” and “Supporting Obligations” shall have the meanings assigned to them in the UCC on the Effective Date.

“Advance” means a disbursement of a Revolving Loan or a Specific Advance Facility Loan or any other loan or extension of credit made by Bank to Borrower pursuant to this Agreement.

“Affiliate” means, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), with respect to any person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Credit Agreement.

“Automatic Loan Payment Authorization” means an Automatic Loan Payment Authorization in the form of attached Exhibit D.

“Ballast Point Spirits” means Ballast Point Spirits, LLC, a California limited liability company.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor act or code.

“Business Day” means any day other than a Saturday, Sunday or holiday on which Bank is open for all or substantially all of its domestic and international commercial banking business (including dealings in foreign exchange) in San Jose, California.

“Borrower Location” means each location or site at which Borrower conducts its operations or maintains its business or any of the Collateral, including without limitation each of the locations identified on Schedule 5.9.

“Capital Expenditure” means any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

“Capitalized Leases” means any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, user or obligor which is required to be capitalized in accordance with GAAP.

“Change of Control” means Borrower or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than the Individual Guarantor whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; or the individuals who are the Chief Executive Officer or President and General Manager of Borrower, at the Effective Date, shall no longer remain in office, whether by reason of death, resignation or otherwise; and any such change of control or office holder may have a Material Adverse Effect.

“Charter Documents” means for any Person that is a registered organization, such person’s certificate or articles of incorporation, organization, formation, or limited partnership, or other comparable document, as filed with the appropriate Governmental Authority in the jurisdiction of its formation, and its bylaws, operating agreement, limited partnership or limited liability company agreement, or other comparable governing agreement or document, together with all amendments, modifications and restatements of any of the foregoing.

“Collateral” means all personal property of Borrower whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to all of Borrower’s Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property Collateral, Inventory, Investment Property, and Supporting Obligations, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing, all as more completely set forth in the security Agreements, together with any additional property (real or personal) of Borrower which is now or hereafter subject to a Lien, granted by Borrower to, or in favor of, Bank as security for the Obligations.

“Commitments” means the obligations of Bank to make Loans and extend other credit pursuant to this Agreement.

“Consolidated” or “consolidated” means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to “consolidated” financial statements or data of Borrower include consolidation with its Subsidiaries in accordance with GAAP.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Covenant Compliance Certificate” means a certificate in the form of Exhibit C.

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“Current Assets” means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

“Current Liabilities” means, as of any applicable date of determination, (a) all liabilities of a person that should be classified as current in accordance with GAAP, including, regardless of its classification under GAAP, the outstanding principal balance of the Revolving Credit, plus (b) to the extent not otherwise included, all liabilities of Borrower to any of its Affiliates whether or not classified as current in accordance with GAAP.

“Debt” means, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

“Default” means a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

“Default Rate” means (a) with respect to a Loan, the sum of 3.00% and the interest rate applicable to that Loan, and (b) with respect to any other Obligations, the sum of 3.00% and the interest rate applicable to the Revolving Loans (without giving effect to any increase due to an Event of Default).

“Disbursement Date” means each date upon which Bank makes an Advance of any Loan under this Agreement.

“Distributions” means cash dividends or distributions made by Borrower to its members or shareholders, as applicable.

“EBITDA” means, for any applicable period of determination, Net Income for such period, plus, to the extent deducted in computation of such Net Income, the amount of interest expense, income tax expense, and depreciation and amortization expense, for such period, all as determined in accordance with GAAP.

“Environmental Complaint” means any notice of any violations of Environmental Laws.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant to any of the foregoing, and all other federal, state or local laws, ordinances, statutes, rules, regulations or judgments for the protection of health, safely, or the environment or governing the use, storage, treatment, handling, manufacture, transportation, or disposal of Hazardous Materials.

“Equity Interests” means (a) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (a), (b), (c) or (d), any

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warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

“Event of Default” means any of those conditions or events listed in Section 8.1.

“Excess Cash Flow Amount” means, for any Recapture Period, Borrower’s EBITDA for such Recapture Period minus the sum of (a) all interest and all regularly-scheduled installments of principal that were paid or payable on the Loans during such Recapture Period, (b) all of Borrower’s Unfinanced CAPEX during such Recapture Period, (c) all payments made by Borrower on Capitalized Leases during such Recapture Period, and (d) all taxes paid in cash during such Recapture Period.

“Financial Statements” means all balance sheets, earnings statements and other financial data (whether of Borrower, any of its Subsidiaries, any Guarantor or otherwise) which have been furnished to Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including without limitation the following: Borrower’s financial statements as at June 30, 2013, and for the six months then ended.

“Financing Statements” means UCC financing statements naming Bank as secured party and Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as Bank shall reasonably deem necessary or advisable.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA, measured for the twelve months ending on the date of determination, minus Unfinanced CAPEX, Distributions and taxes paid in cash for the same period; to (b) current maturities of Borrower’s long term Funded Debt, as of the date of determination, plus Borrower’s interest expense for the twelve months then ending.

“Funded Debt” means, without duplication, (a) all indebtedness for borrowed money (including for Borrower, the Loans), (b) all obligations, contingent and absolute, to reimburse drawing under letters of credit issued by financial institutions, (c) all capitalized lease agreements, (d) all obligations for the deferred purchase price of any property, and (e) all obligations with the economic effect of a guaranty of obligations of the type described in this definition, regardless of characterization.

“GAAP” means, as of any applicable date of determination, generally accepted accounting principles consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, department, instrumentality, regulatory body, board, bureau, commission, public body, court, administrative tribunal, or public utility, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Guarantors” means Individual Guarantor and Ballast Point Spirits, and “Guarantor” means either of them.

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“Guaranty” means a guaranty (or separate guaranties) in the form and content of Exhibit I pursuant to which a Guarantor unconditionally guarantees repayment to Bank of all the Obligations.

“Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in any of the Environmental Laws.

“Individual Guarantor” means Jack R. White, Jr. individually.

“Intellectual Property Collateral” means all of Borrower’s Copyrights, Trademarks, Patents and Trade Secrets, any claims for damages from infringement at any time of rights in any of the foregoing, and all proceeds of any of the foregoing.

“Legal Rate” means the maximum interest rate permitted to be paid by Borrower or received by Bank with respect to the Loans under applicable law.

“Lessor Acknowledgement” means a written acknowledgment of Bank’s security interest in relevant Collateral and other rights of Bank made in favor of Bank by the lessor or landlord of a Borrower Location, in form and content of Exhibit K or otherwise satisfactory to Bank.

“Licenses” means all licenses, permits, and other authorizations issued by any Governmental Authority to Borrower that are necessary or appropriate to the conduct of Borrower’s business, including without limitation Borrower’s beer manufacturing and sales and related businesses, including without limitation the Licenses listed on Schedule 5.17.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means any one or more of the advances under the Revolving Credit or the Specific Advance Facility.

“Loan Disbursement Authorization” means a loan disbursement authorization in the form of attached Exhibit E.

“Loan Documents” means the Note(s), the Security Agreement, the Guaranties, the Subordination Agreement, the Automatic Loan Payment Authorization, all financing statements, any Rate Management Agreement and each other document, instrument, agreement and certificate evidencing, securing or relating to the Obligations.

“Loan Parties” means Borrower and Guarantors, and “Loan Party” means any of them.

“Material Adverse Effect” means a material and adverse change in or effect on the business, operations, properties, prospects, profits or condition (financial or otherwise) of a Person or, in the case of Borrower, (i) a material adverse effect on any substantial portion of any Collateral or on the legality, validity, binding effect or enforceability of any Loan Document against Borrower or any other Loan Party or (ii) its ability to perform its obligations under this Agreement or any Loan Document.

“Material Agreements” means the agreements, contracts, leases, or commitments of any kind to which a Person is a party (including, without limitation, employment agreements, collective bargaining

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agreements, powers of attorney, manufacturing agreements, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements) that if breached would have a Material Adverse Effect with respect to such Person.

“Net Income” means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

(a)	any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; any other extraordinary non-cash and non-recurring items of gain, income, loss, or expense attributable to events, transactions or activities that were not undertaken or realized in the ordinary course of business; and

(b)	in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

“Note” means the Revolving Credit Note and the Specific Advance Facility Note, or any of them and “Notes” means all of them.

“Obligations” means all loans, advances, indebtedness, obligations and liabilities of Borrower to Bank under this Agreement or the Notes, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, including without limitation any overdraft liability, Rate Management Obligations, and the Costs and indemnifiable Losses as set forth in Section 9.8.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment-in-Full” means (a) the final irrevocable cash payment in full of the Obligations, (b) termination of all Commitments, (c) the termination and settlement of all Rate Management Obligations to which Bank is a party, and (d) the performance by Borrower of all other obligations under this Agreement or any other Loan Document (other than contingent obligations that survive such expiration or payment as to which no claim for performance has been made).

“PBGC” means the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

“Permitted Debt” means:

(a) the Obligations;

(b) Subordinated Debt;

(c) existing Funded Debt to the extent set forth on Schedule 5.13;

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(d) trade accounts payable and other current liabilities (not involving borrowed money) incurred and payable in the ordinary course of business,

(e) contingent indebtedness to the extent permitted by Section 7.4;

(f) indebtedness secured by Permitted Liens; and

(g) the following types of indebtedness provided that the total combined outstanding amount of such indebtedness does not exceed $250,000.00 at any one time:

(i) indebtedness incurred for the acquisition of a fixed or capital asset provided that such indebtedness is payable in substantially equal payments over a term not exceeding the estimated useful life of the acquired asset (“Permitted Purchase Money Debt”); and

(ii) other unsecured indebtedness for borrowed money, provided that such indebtedness is not subject to any financial or other covenant or event of default that is more restrictive or onerous than the corresponding provisions of this Agreement;

(h) Rate Management Agreements made to hedge or mitigate risks to which Borrower has actual exposure.

“Permitted Investments” means (a) the common stock or other equity of the Subsidiaries owned by Borrower on the Effective Date, and (b) interest bearing obligations of the U.S. government, certificates of deposit issued by or maintained with any financial institution whose deposits are FDIC-insured and whose reported capital and surplus equal at least $250,000,000, and any fund or other pooling arrangement which exclusively purchases and holds such investments.

“Permitted Liens” means:

(a) Liens in favor of Bank;

(b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by Bank, bonded in an amount and manner satisfactory to Bank;

(c) Liens, not delinquent, created by statute in connection with worker’s compensation, unemployment insurance, social security and similar statutory obligations;

(d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business with respect to liabilities that are not yet due and payable;

(e) Deposits made in the ordinary course of business to secure liabilities to insurance carriers, landlords, utilities, and other service providers;

(f) Liens in favor of landlords of various Borrower Locations which are limited to Borrower’s personal property situated at the applicable Borrower Location and subordinated to the Liens of Bank;

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(g) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use; and

(h) Liens securing Permitted Purchase Money Debt, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital asset, (ii) such Liens do not at any time encumber any property other than the property, equipment or improvements financed by such Debt, and (iii) the principal amount of Debt secured by any such Lien at no time exceeds 100% of the original purchase price of such property, equipment or improvements and related costs and charges imposed by the vendors thereof; and

(i) Existing Liens described on Schedule 5.12.

“Person” or “person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

“Pledged Equity” means all of present and future Equity Interests of Borrower in its Subsidiaries and Affiliates.

“Project” means the expansion, construction, equipping, and other improvements to Borrower’s brewhouse, cellar, bottling and packaging, tasting room, restaurants, and administrative facilities at the Project Locations as contemplated by the Project Budget.

“Project Budget” is defined in Section 5.23.

“Project Costs” means the costs and expenses of the Project as contemplated by the Project Budget.

“Project Locations” means 2215 India Street, San Diego, CA 92101 (“Little Italy Project”) and 9045 Carroll Way, San Diego, CA 92121 (“Miramar Project”).

“Rate Management Agreement” means any interest rate swap, cap or collar agreement entered into by Borrower in which the counterparty is Bank.

“Rate Management Obligations” means any and all present and future obligations of Borrower to Bank under or arising in connection with a Rate Management Agreement, including without limitation any cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Recapture Period” means a fiscal year of Borrower.

“Responsible Officer” means Borrower’s Chief Executive Officer, President, and Chief Financial Officer, or any one of them.

“Revolving Credit” means the Loans provided for under Section 2.1.

“Revolving Credit Commitment Amount” means, as of any applicable date of determination, Two Million and 00/100 Dollars ($2,000,000.00).

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“Revolving Credit Note” means a promissory note in the form and content of Exhibit A.

“Revolving Credit Maturity Date” means September 1, 2015, or any later date to which Borrower and Bank extend the maturity of the Revolving Credit Note by their written agreement, or any earlier date that the Revolving Loans shall become due and payable by acceleration, demand or otherwise.

“Revolving Loan” means an advance under the Revolving Credit made by Bank to Borrower.

“Security Agreement” means Security Agreement in the form and content of Exhibit G.

“Senior Debt” means all indebtedness, liabilities, and obligations of Borrower to Bank.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (i) Senior Debt measured as of the date of determination, to (ii) EBITDA measured for the twelve months ending on the date of determination.

“Specific Advance Facility” means the Loans provided for under Section 2.2.

“Specific Advance Facility Advance” or “SAF Advance” means an advance under the Specific Advance Facility made by Bank to Borrower.

“Specific Advance Facility Amount” means Fourteen Million and 00/100 Dollars ($14,000,000.00).

“Specific Advance Facility Draw Period” means the period from the Effective Date to September 1, 2014.

“Specific Advance Facility Note” means a promissory note in the form and content of Exhibit B.

“Specific Advance Facility Maturity Date” means September 1, 2020, or any later date to which Borrower and Bank extend the maturity of the Specific Advance Facility Note by their written agreement, or any earlier date that the Specific Advance Facility shall become due and payable by acceleration, demand or otherwise.

“Subordinated Debt” means indebtedness of Borrower to third parties which has been subordinated to the Obligations pursuant to a subordination agreement in form and content satisfactory to Bank.

“Subordination Agreement” means a subordination agreement in the form and content of Exhibit J making all present and future indebtedness of Borrower to the Individual Guarantor subordinate to the Obligations.

“Subsidiary” means any corporation or other entity (whether now existing or hereafter organized or acquired) in which more than 50% of the outstanding Equity Interests having ordinary voting power for the election of directors or other managers, as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by Borrower.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

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“Trade Secrets” means “trade secrets” as defined in Section 3426.1 of the California Civil Code (being part of the California Uniform Trade Secrets Act).

“UCC” means the California Commercial Code, being specifically revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

“Unfinanced CAPEX” means, for any period of determination, Borrower’s Capital Expenditures not made with the proceeds of borrowings or other indebtedness.

“USPTO” means the United States Patent and Trademark Office.

1.2 Accounting Terms and Computations. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All financial performance measurements and ratios shall be calculated to one place more than the number of places expressed herein for such performance measurement or ratio and rounded up or down to the nearest number (rounded up if there is no nearest number) for the number of places expressed herein for such performance measurement or ratio.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

(c) Article, Section, Schedule and Exhibit references are to the Articles, Sections, Schedules and Exhibits of or attached to this Agreement unless otherwise specified.

(d) The term “including” is not limiting and means “including without limitation.”

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(f) The words “assets” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

(g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(h) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

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(i) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Borrower and Bank and are the products of all parties. Accordingly, they shall not be construed against Bank merely because of Bank’s involvement in their preparation.

ARTICLE 2.	LOANS, INTEREST, FEES AND PAYMENTS.

2.1 Revolving Credit.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to make Revolving Credit Loans to Borrower on a revolving basis in such amount as Borrower shall request pursuant to the Revolving Credit Note at any time from the Effective Date until the Revolving Credit Maturity Date, up to an aggregate principal amount outstanding at any time not to exceed the Revolving Credit Commitment Amount, provided that each Disbursement Date must be a Business Day. Borrower shall request Revolving Credit Loans only for its working capital and general corporate purposes

(b) The Revolving Credit Loan shall be evidenced by and advanced pursuant to the terms of the Revolving Credit Note, executed by Borrower, dated the Effective Date, and the Revolving Credit Loan shall bear interest at the rate(s) set forth in the Revolving Credit Note. Principal, interest, and other sums due under the Revolving Credit Loan shall be computed in accordance with, shall be payable and may only be prepaid, at the times, in the amounts, at the places, in the manner, and otherwise in accordance with the terms and conditions set forth in the Revolving Credit Note.

2.2 Specific Advance Facility.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to make Specific Advance Facility Advances to Borrower on a non-revolving basis in such amount as Borrower shall request at any time during the Specific Advance Facility Draw Period, up to an aggregate principal amount outstanding at any time not to exceed the Specific Advance Facility Amount, provided that each Disbursement Date must be a Business Day.

(b) The Specific Advance Facility Loan shall be evidenced by and advanced pursuant to the terms of the Specific Advance Facility Note, executed by Borrower, dated the Effective Date, and the Specific Advance Facility Loan shall bear interest at the rate(s) set forth in the Specific Advance Facility Note. Principal, interest, and other sums due under the Specific Advance Facility Loan shall be computed in accordance with, shall be payable and may only be prepaid, at the times, in the amounts, at the places, in the manner, and otherwise in accordance with the terms and conditions set forth in the Specific Advance Facility Note.

(c) Borrower shall:

(i) request a SAF Advance only for the purpose of paying or carrying Project Costs (except for SAF Advances to refinance existing bank debt as contemplated by Section 2.10);

(ii) not request an SAF Advance more often than once per week;

(iii) not borrow SAF Advances for more than 100% of the Project Costs;

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(iv) not request SAF Advances unless Borrower’s available cash resources plus the remaining un-borrowed amount of the Specific Advance Facility are sufficient to pay all the remaining Project Costs;

(v) provide Bank any documentary evidence related to such Project Costs as Bank may request; and

(vi) submit with each request for an SAF Advance copies of all applicable invoices or statements from the applicable vendors or contractors.

(d) Within 60 days after each Recapture Period, commencing with the Recapture Period ending December 31, 2015 (the “2015 Recapture Period”), Borrower shall:

(i) submit to Bank for its review and approval Borrower’s computation of the Excess Cash Flow Amount for such Recapture Period, and

(ii) upon Bank’s approval of such computation, prepay the principal amount of the Specific Advance Facility in an amount equal to:

(1) 25% of the Excess Cash Flow Amount for the 2015 Recapture Period, and 40% of the Excess Cash Flow Amount for each subsequent Recapture Period, less

(2) any prepayments Borrower made on the Specific Advance Facility during the Recapture Period (other than pursuant to this Section 2.2(d)).

2.3 Bank’s Records. The date and amount of each Advance or disbursement of each Loan made by Bank under this Agreement and of each repayment of principal thereon received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded by Bank shall constitute the best evidence of the principal amount owing and unpaid on each Loan, provided, however, that the failure by Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower under this Agreement or the applicable Note to repay the principal amount of all the Loans together with all interest accrued or accruing thereon.

2.4 Default Rate. Immediately upon the occurrence of an Event of Default, the principal amount of all outstanding Obligations shall bear interest at the Default Rate and shall be payable on demand.

2.5 Maximum Rate. At no time shall the interest rate payable on any Loan be deemed to exceed the Legal Rate. In the event any interest is charged or received by Bank in excess of the Legal Rate, Borrower acknowledge that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall be: first, applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any of the other Obligations; and third, if there is any excess after Payment-in-Full, returned to Borrower.

2.6 Fees. Borrower shall pay Bank the following fees for the Loans. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable.

(a) At closing Borrower shall pay Bank a fee of $1,000.00.

(b) Upon demand of Bank from time to time, Borrower shall pay to Bank the amount of the expenses (including without limit attorneys’ fees, whether of inside or outside counsel, and

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disbursements) incurred by Bank from time to time in connection with the preparation of this Agreement and related instruments and/or the making (or preparation for the making) of the Loans or any advances hereunder.

2.7 Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

2.8 Invalidated Payments. Borrower expressly agrees that to the extent that Bank receives any payment or benefit that, in whole or in part, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment made by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be an additional Obligation payable upon demand by Bank.

2.9 Use of Proceeds. Borrower shall apply the proceeds of the first disbursement of the Loans to repay in full indebtedness owed by Borrower to (a) Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N.A. in the aggregate approximate amount of $         and (b) Jim Buechler in the amount of $500,000.00.

ARTICLE 3.	COLLATERAL AND CREDIT SUPPORT

3.1 Collateral. To secure full and timely performance of Borrower’s covenants set out in this Agreement and to secure the payment of the Loan(s) and all other Obligations, Borrower agrees to grant and assign a Lien upon, and security interest in, the Collateral pursuant to the Security Agreement, the Financing Statements, and such other agreements as Bank shall from time to time require and Borrower shall have caused to be executed and delivered to Bank the Guaranties and the Subordination Agreement. Borrower authorizes Bank to file any initial Financing Statements and all amendments describing any of the Collateral.

3.2 Guaranties. Borrower agrees to cause Guarantors to execute and deliver to Bank Guaranties with respect to all of the Obligations (subject to any limitations that may be set forth therein).

3.3 Subordinated Debt. Borrower agrees to cause Individual Guarantor to subordinate all present and future Debt owed to Individual Guarantor to the prior payment of the Obligations.

ARTICLE 4.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

4.1 Conditions to First Disbursement. The obligations of Bank under this Agreement are subject to the occurrence, prior to or simultaneously with the first Disbursement Date, of each of the following conditions:

(a) Documents Executed and Filed. Borrower shall have executed (or caused to be executed) and delivered to Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as Bank shall deem appropriate, the following:

(i) The Revolving Credit Note;

(ii) The Specific Advance Facility Note;

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(iii) Any initial request for Advance under any Loan;

(iv) The closing / settlement statement or any initial loan disbursement authorization;

(v) The Security Agreement;

(vi) The Financing Statements;

(vii) The Guaranty to be given by any Guarantor;

(viii) The Subordination Agreement, accompanied by the original subordinated note(s) endorsed to Bank; and

(ix) The Automatic Loan Payment Authorization.

(b) Existence and Authority. Borrower shall have furnished to Bank as to itself and Ballast Point Spirits, a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation, organization or formation, and from every state or other jurisdiction in which Borrower is required to qualify to do business, and a certificate of its respective secretary or other authorized person or officer with respect to a certificate of its respective secretary or other authorized person or officer:

(i) resolutions of the board of directors or managers or members, as applicable, of Borrower and Ballast Point Spirits evidencing approval of the transactions contemplated by this Agreement, approval of this Agreement and the other Loan Documents to which such Loan Party is party and authorizing the execution and delivery thereof and in the case of Borrower, the borrowing of the Loans;

(ii) the incumbency and specimen signature of the representative(s) of Borrower and Ballast Point Spirits executing any Loan Document;

(iii) copies of Borrower’s and Ballast Point Spirits’ Charter Documents as in effect on the Effective Date.

(c) UCC Lien Search; USPTO Search. Bank shall have received (a) UCC record and copy searches from each applicable jurisdiction, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens filed against any of the Collateral other than the Financing Statements or the Permitted Liens, and (b) USPTO searches disclosing no notice of Liens filed against any of Borrower’s Patents or Trademarks other than Permitted Liens.

(d) Casualty and Liability Insurance. Borrower shall have furnished to Bank, in form, content and amounts and with companies satisfactory to Bank, casualty insurance policies with lender loss payable clauses in favor of Bank, relating to the assets and properties (including, but not limited to, the Collateral) of Borrower and evidence of general liability insurance as required by this Agreement or any Loan Document (or evidence of insurance on an ACORD 28 (2003 version) (in the case of property insurance) or ACORD 25 (in the case of liability insurance) form of certificate) each policy to be in effect for a period of not less than one year following the Effective Date.

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(e) Payment of Other Debt. Borrower shall have (i) paid in full all indebtedness of Borrower to Wells Fargo Bank and JP Morgan Chase Bank (or shall have directed Bank to apply the proceeds of the first disbursement of the proceeds of the Loans for that purpose), (ii) terminated all commitments or arrangements for further financing from those lenders, and (iii) delivered to Bank evidence, in a form satisfactory to Bank, of the termination of all security interests and other liens and encumbrances of those lenders upon the assets of Borrower.

(f) Sources and Uses of Funds. Borrower shall have delivered to the Bank, in form and substance satisfactory to Bank, a detailed statement of all sources and all uses of funds (including without limitation the proceeds of the first disbursements of the proceeds of the Loans) to be received and remitted upon closing the Loans hereunder.

(g) Due Diligence. Bank shall have received, in each case in form and substance satisfactory to Bank, such other reports or due diligence materials as Bank may reasonably request.

(h) Governmental and Other Approvals. Bank shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any Governmental Authority or any securities exchange or any other person or party (whether or not governmental) received by Borrower in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

(i) Establish Bank Accounts. Borrower shall have opened its general depository and disbursement accounts with Bank.

(j) No Material Litigation or Adverse Order. There shall not exist (i) any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Borrower, any transaction contemplated hereby or the ability of any Loan Party to perform its obligations under this Agreement or the Loan Documents or the ability of Bank to exercise its rights hereunder or thereunder; or (ii) any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transactions contemplated under this Agreement in the manner contemplated by the Loan Documents.

(k) Closing Certificate. Bank shall have received a certificate, executed by a Responsible Officer, certified as of the Effective Date, in the form of Exhibit F.

(l) Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

(m) Fees and Expenses. Borrower shall have paid (or reimbursed) all fees then due Bank under this Agreement and all costs and expenses incurred by Bank in connection herewith.

4.2 Post-Closing Conditions. It is a condition to Bank’s continuing obligations under this Agreement that Borrower achieve or satisfy each of the following by the date indicated, and failure to do so as to any one or more of the following shall constitute an Event of Default:

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(a) By September 16, 2013, Borrower shall have delivered to Bank the Lessor Acknowledgements executed by the lessors of each of the Borrower Locations which are leased facilities;

(b) By October 31, 2013, Borrower shall have delivered to Bank appraisals of Borrower’s equipment in form and detail satisfactory to Bank; and

(c) By December 31, 2013, Borrower shall have delivered to Bank Security Agreement(s) covering the Intellectual Property Collateral in form suitable for registration with the USPTO or the U.S. Copyright Office, as applicable.

4.3 Conditions to All Disbursements. The obligations of Bank to make any Advance of any Loan on any Disbursement Date, including, but not limited to, the Effective Date, are subject to the satisfaction or achievement of each of the following conditions (each of which is deemed to have been represented to be true and correct by Borrower by virtue of its request for such Advance):

(a) No Default or Event of Default shall have occurred and be continuing;

(b) Each representation and warranty set forth in Section 5 shall remain true and correct in all material respects; or

(c) No provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof shall have had any Material Adverse Effect;

and Bank shall not know or have any reason to believe that any of the foregoing is not then satisfied or achieved, and upon Bank’s request, Borrower shall deliver to Bank a confirming certificate as of such Disbursement Date, executed by a Responsible Officer.

ARTICLE 5.	WARRANTIES AND REPRESENTATIONS

On a continuing basis from the Effective Date until Payment-in-Full, Borrower represents and warrants to Bank that:

5.1 Corporate Existence and Power. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) Borrower has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, and (c) Borrower has the power and authority to (i) execute, deliver and perform this Agreement, (ii) borrow money in accordance with its terms, (iii) execute, deliver and perform the Loan Documents to which Borrower is a party and any other documents made by Borrower as contemplated hereby, (iv) grant to Bank Liens on the Collateral as hereby contemplated, and (v) do any and all other things required of it hereunder. Schedule 5.1 sets forth the federal employer identification numbers for Borrower, each prior legal name adopted by Borrower, and each name used by Borrower presently or at any prior time in the conduct of its business or otherwise.

5.2 Authorization and Approvals; No Conflicting Agreements. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Loan Documents to which Borrower is a party and any other documents made by Borrower as contemplated hereby (a) have been duly authorized by all requisite corporate action of Borrower, (b) except for filing Financing Statements, do not require registration with or consent or approval of, or other action by, any Governmental Authority, or, if such registration, consent or approval is required, the

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same has been obtained and disclosed in writing to Bank, (c) will not violate any provision of law, any order of any Governmental Authority, the Charter Documents of Borrower, any provision of any indenture, note, agreement or other instrument to which Borrower is a party, or by which it or any of its properties or assets are bound, (d) will not conflict with, result in a breach of, or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower other than in favor of Bank and as contemplated hereby.

5.3 Valid and Binding Agreement. This Agreement is, and the Loan Documents to which Borrower is a party and any other documents made by Borrower as contemplated hereby will be, when delivered, valid and binding obligations of Borrower, and the Guaranties, the Subordination Agreement and the Pledge Agreement will be valid and binding obligations of Guarantor, the subordinating party and the Pledgor, enforceable in each case in accordance with their respective terms.

5.4 Shares and Shareholders. Borrower’s entire issued and outstanding capital stock consists of 42,719.81 shares of common stock, no par value, 19,960.87 shares of Series A preferred stock, and 2,233 shares of Series B preferred stock owned both beneficially and of record by the Persons and in the amounts set forth in Schedule 5.4. Schedule 5.4 also sets forth all currently owned Subsidiaries, if any, and the outstanding voting stock (or other Equity Interests) owned by Borrower or by a Subsidiary (and identifying that Subsidiary). There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of Borrower or of any of the Subsidiaries, except for agreements made by Borrower to issue shares of capital stock to employees, which issuances of shares could not, in the aggregate, result in a Change of Control.

5.5 Subsidiaries. All of Borrower’s Subsidiaries are identified on Schedule 5.5.

5.6 No Conflicting Agreements. No provision of the Charter Documents of Borrower, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on Borrower or affecting the property of Borrower conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the Loan Documents, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any Lien upon the property of Borrower pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

5.7 Accounting Principles. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of Borrower and its Subsidiaries, as of the dates, and the results of their operations for the periods, for which the same are furnished to Bank. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of Borrower and its Subsidiaries as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to Bank. Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

5.8 Financial Condition. Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceeds its liabilities, and Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement, the Guaranty or the Loan Documents, There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower or

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any of its Subsidiaries since the date of the latest of the Financial Statements. The projections provided by Borrower to Bank are based on reasonable assumptions and reflect Borrower’s judgment based upon present circumstances and, for the periods projected, the most likely set of conditions and Borrower’s most likely course of action.

5.9 Assets; Borrower Locations; Insurance; etc. Borrower owns or has the right to use all assets and properties, real and personal, tangible and intangible, including without limitation all trademarks, service marks, trade names, copyrights, patents, franchises and licenses that are necessary or material to the conduct of its business as now operated, and no such ownership or right conflicts with the interest of any other Person. All of Borrower’s assets and property are located at the Borrower Locations, and at no other place. Borrower is in compliance with all leases of the Borrower Locations and all leases of equipment used in Borrower’s business, except for such departures from compliance that do not permit the applicable lessor to terminate the lease or exercise rights thereunder that could have a Material Adverse Effect. Except for risks insured by adequate self-insurance, Borrower and its Subsidiaries, if any, are insured by financially sound and reputable insurance companies. Neither the respective businesses nor the properties of Borrower is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (not covered by insurance).

5.10 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

5.11 Security Agreement. The provisions of the Security Agreement, when delivered, are effective to create in favor of Bank a valid and enforceable security interest or other Lien in all right, title, and interest of Borrower thereto in the collateral described therein. When (i) Financing Statements and other filings in appropriate form are filed in the appropriate offices and (ii) Bank has taken possession or obtained control of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Bank as and to the extent possession or control by Bank is required by the Security Agreement), each such Lien created by the Security Agreement shall constitute a perfected security interest or other Lien in the subject Collateral, and shall be a first priority security interest or other Lien subject to no Liens other than Permitted Liens (in each case, to the extent provided in the Security Agreement).

5.12 No Liens. Except for Permitted Liens, none of Borrower’s assets and properties, including without limitation the Collateral, are subject to any Lien.

5.13 Debts. Except for Permitted Debt, neither Borrower or any of its Subsidiaries, if any, has any indebtedness for money borrowed, any direct or indirect obligations under any leases required to be capitalized under GAAP, or any agreements of guarantee or surety except for the endorsement of negotiable instruments by Borrower or its Subsidiaries in the ordinary course of business for deposit or collection.

5.14 Taxes. Each of Borrower and its Subsidiaries has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges

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which have accrued but are not yet payable. Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

5.15 Material Agreements. Neither Borrower nor any of its Subsidiaries is in default under any Material Agreement to which it is a party or by which it or any of its property is bound. Borrower is, and to Borrower’s knowledge, all other parties to Borrower’s Material Agreements are, in compliance with all of Borrower’s Material Agreements in all material respects, and to Borrower’s knowledge, no event has occurred and no condition exists that can be reasonably anticipated to result in any failure of compliance with any such Material Agreement in any material respect.

5.16 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or other material labor disputes against Borrower or any Subsidiary, or to Borrower’s knowledge, threatened against or affecting Borrower or any Subsidiary, and no significant unfair labor practice complaint is pending against Borrower or any Subsidiary or, to the knowledge of Borrower, threatened against any of them before any Governmental Authority. Except as set forth on Schedule 5.16: (a) Borrower is not a party to any collective bargaining agreements or contracts; and (b) no union representation exists and, to the knowledge of Borrower, no union organizing activities are taking place.

5.17 Compliance with Laws; Licenses. Borrower and its Subsidiaries (a) have complied with all applicable laws, to the extent that failure to comply is reasonably likely to result in any penalty for non-compliance that could have a Material Adverse Effect and (b) hold all Licenses necessary or appropriate to the operation of their respective businesses.

5.18 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any Governmental Authority pending, or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any properties or rights of Borrower or any of its Subsidiaries, which, if adversely determined, could materially impair the right of Borrower or any of its Subsidiaries to carry on business substantially as now conducted or could reasonably be expected to have a Material Adverse Effect upon Borrower or any of its Subsidiaries.

5.19 Conditions Precedent. As of the Effective Date, Borrower has satisfied all applicable conditions precedent referred to in Section 4 except as expressly waived by Bank in writing.

5.20 Pension Funding. Neither Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower or any of its Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

5.21 Hazardous Materials; Environmental Complaints. Borrower has not used Hazardous Materials on or affecting any of the Borrower Locations in any manner which violates any Environmental Laws, and that, to the best of Borrower’s knowledge, no prior owner of any of the Borrower Locations or any current or prior occupant has used Hazardous Materials on or affecting that property in any manner which violates Environmental Laws. Borrower has never received any Environmental Complaint, and to the best of Borrower’s knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws in connection with or affecting any of the Borrower Locations.

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5.22 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation T, U or X of the said Board of Governors. Borrower does not own any margin stock.

5.23 Miramar Project.

(a) Budget; Plans. Borrower’s budget for the Project attached as Schedule 5.23 (“Project Budget”) covers ail anticipated costs and expenses for completion of the Project, with reserves appropriate to the Project’s size and scope. Borrower has procured plans for the Project (“Plans”) prepared by a licensed architect or engineer and the Plans have been approved by all required Governmental Authorities and any other person whose consent or approval is required for commencement or completion of the Project. Borrower has sufficient cash resources including the proceeds of the Specific Advance Facility Loan to pay all anticipated costs of the Project. No other borrowings will be used to pay the costs of the Project.

(b) Governmental and Non-Governmental Requirements. The anticipated use of the Project complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Property. Borrower has obtained all permits and other approvals for the Project (“Permits”) and each is in full force and effect. Fees and other costs for all permits have been paid or provided for in the Budget.

(c) Physical Condition. All buildings and improvements (“Improvements”) on the Project Location are in good condition and repair in all material respects; without any structural or other material defects or damages, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Improvements, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. All construction of the Project, if any, performed prior to the Effective Date has been completed on a Lien free basis within the Project Location in accordance with the Plans and in accordance with any applicable restrictive covenants.

(d) Utilities; Access. The Project has adequate rights of access to all water, sanitary sewer and storm drain facilities and access to public utilities necessary or convenient to the use of the Project is available at the boundaries of the Project Location. The Project has adequate rights of access to public roads necessary for the full utilization of the Project.

5.24 Little Italy Project. Borrower expects to complete the Little Italy Project in September 2013. This part of the Project consists of improvements to a small tasting room, small brewery and restaurant.

5.25 Misrepresentation. No warranty or representation by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which Borrower has not disclosed to Bank in writing which materially and adversely affects nor, so far as Borrower can now foresee, is likely to prove to have any Material Adverse Effect.

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5.26 Survival of Representations and Warranties. All the representations and warranties contained in Sections 5.1 through 5.25 inclusive, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until Payment-in-Full.

ARTICLE 6.	AFFIRMATIVE COVENANTS

On a continuing basis from the Effective Date until Payment-in-Full Borrower covenants and agrees that it will, and that it will cause each of its Subsidiaries to:

6.1 Financial and Other Information. Furnish each of the following to Bank:

(a) Annual Financial Reports. In form and on reporting basis satisfactory to Bank, not later than 120 days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2013, reviewed financial statements of Borrower on a consolidated and consolidating basis containing the balance sheet of Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be accompanied by unqualified review reports (effectively indicating that no modifications are needed for conformity with GAAP) from independent certified public accountants of recognized standing selected by Borrower and acceptable to Bank.

(b) Monthly Financial Statements. In form and on reporting basis satisfactory to Bank, not later than 30 days after the close of each month of each fiscal year of Borrower, beginning with the month ending August 31, 2013, financial statements of Borrower and Ballast Point Spirits containing their respective balance sheets as of the end of each such period, statements of income and statements of cash flows for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports (subject to year-end audit adjustments and the absence of footnotes). These statements shall be prepared on the same accounting basis as the statements required in Section 6.1(a) (except with respect to presentation on a consolidated and consolidating basis) and shall be in such detail as Bank may reasonably require, and the accuracy of the statements shall be certified by a Responsible Officer.

(c) Covenant Compliance Certificate. Together with each delivery of the financial statements required by Section 6.1(b) at the end of each fiscal quarter, beginning with the quarter ending September 30, 2013, a certificate of a Responsible Officer (i) setting forth Borrower’s compliance with the financial covenants set forth in Section 6.2 as of the date of those statements and (ii) stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating its nature, the period of its existence, and what action Borrower proposes to take to correct or remedy it.

(d) Agings. Within 30 days after and as of the end of each month, beginning with the month ending August 31, 2013, agings of Borrower’s accounts receivable and accounts payable, in form and satisfactory to Bank and certified as true and complete by a Responsible Officer.

(e) Annual Forecast. In form and detail satisfactory to Bank, not later than 120 days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2013, a forecast of the income, expense and cash flow of Borrower for the succeeding fiscal year presented on a month-by-month and year-to-date basis and containing a description of the operating assumptions that form the basis for major projected income and expense components.

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(f) Financial Reports on Individual Guarantor. Within 120 days after each end of each year, a personal financial statement of the Individual Guarantor and within 15 days after filing, copies of all federal tax returns of the Individual Guarantor, including all forms K-1.

(g) Adverse Events. Prompt detailed written notice of any of the following events or conditions: (i) the occurrence of any Default or Event of Default, (ii) any occurrence which has or could reasonably be expected to have a Material Adverse Effect, (iii) any material change in Borrower’s accounting policies or financial reporting practices, (iv) any change in the Responsible Officers or Borrower’s accounting firm, (v) any Change of Control, or (vi) the commencement of any litigation, governmental investigation, or other claims, complaints, actions or prosecutions involving Borrower or any Guarantor involving a claim of at least $50,000.00.

(h) Updates to Schedules. Promptly after any of the information or disclosures provided on any Schedule become outdated or incorrect in any material respect, such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until Bank, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

(i) Shareholder Reports. Promptly after becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by Borrower or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by Borrower or any of its Subsidiaries with any securities exchange or any Governmental Authority.

(j) Management Letters. Promptly after Borrower’s receipt, copies of all management letters and other reports of substance submitted to Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit or review of the books of Borrower or any of its Subsidiaries.

(k) Other Information As Requested. Promptly after Bank’s request, such other information regarding the operations, business affairs and financial condition of Borrower and its Subsidiaries as Bank may reasonably request from time to time.

6.2 Financial Covenants. Maintain or achieve each of the following at each indicated time or for each applicable period, with all measurements to be computed for Borrower on a consolidated basis in accordance with GAAP:

(a) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain its Fixed Charge Coverage Ratio at not less than 1.25:1.00.

(b) Senior Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain its Senior Leverage Ratio at not more than the ratio set forth below at the applicable measurement dates:

Applicable Measurement Dates	Maximum Ratio
September 30, 2013, through September 30, 2014	3.25:1.00
December 31, 2014, through March 31, 2015	2.75:1.00

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From and after June 30, 2015	2.50:1.00

(c) Current Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain the ratio of its Current Assets to Current Liabilities at not less than 1.00: 1.00.

6.3 Legal Existence and Business. (a) Do or cause to be done all things necessary to preserve and keep in full force and effect Borrower’s and each of its Subsidiaries’ corporate existence, rights and franchises and all Licenses and Material Agreements necessary for or related to the conduct of its business, (b) comply with all applicable laws; and (c) continue to conduct and operate its and each of its Subsidiaries’ business substantially as conducted and operated during the present and preceding calendar year.

6.4 Assets; Borrower Locations. At all times maintain, preserve and protect all franchises and trade names and rights under all Material Agreements and preserve all the remainder of its and its Subsidiaries’ property and keep the same in good repair, working order and condition; from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements to its and its Subsidiaries’ property so that business carried on in connection therewith may be properly and advantageously conducted at all times; give Bank 30 days prior written notice before locating any assets or property or conducting any business at any place other than the Borrower Locations.

6.5 Maintenance of Records. Keep true books, records and accounts of all its business transactions, operations and accounting (“Business Records”) in accordance with GAAP, maintain those Business Records at its principal place of business or other location identified to Bank in writing, and give Bank prompt written notice of any change in the location thereof.

6.6 Inspections. Permit, upon reasonable prior notice by Bank to any authorized officer of Borrower, officers and designated representatives of Bank to visit and inspect properties or assets of Borrower, examine Borrower’s Business Records, and discuss the affairs, finances and accounts of Borrower with its officers and independent accountants, all at such times and intervals as the Bank may reasonably request.

6.7 Payment of Liabilities. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower.

6.8 Taxes. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon Borrower or its Subsidiaries, and their property, except to the extent being contested in good faith and, if requested by Bank, bonded in an amount and manner satisfactory to Bank. If Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, Bank shall have the option to do so, and Borrower agrees to repay Bank upon demand, with interest at the Default Rate, all amounts so expended by Bank.

6.9 Insurance. Keep its insurable properties and the insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an “all-risk” policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of Borrower or its Subsidiaries, as the case may be, (b) necessary worker’s compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law; and promptly deliver to Bank, at Bank’s request, evidence satisfactory to Bank that such insurance has been so procured.

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6.10 ERISA. (a) At all times meet and cause each of the Subsidiaries to meet the minimum funding requirements of ERISA with respect to Borrower’s and Subsidiaries’ employee benefit plans subject to ERISA; (b) promptly after Borrower knows or has reason to know (i) of the occurrence of any event which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to Bank a certificate of the chief financial officer of Borrower setting forth details as to such event or proceedings and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to Bank (or cause the plan administrator to furnish to Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by Borrower not later than ten (10) days after such report has been so filed.

6.11 Environmental Compliance. Within five days of receipt of any Environmental Complaint, give Bank a copy thereof and not use, introduce or maintain or suffer or permit to be used, introduced or maintained Hazardous Materials on the Borrower Locations in any manner unless done in strict compliance with all Environmental Laws; and conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting the Locations, whether caused by Borrower or a third party, in accordance with all Environmental Laws to the reasonable satisfaction of Bank, and in accordance with the orders and directives of all federal, state, and local governmental authorities.

6.12 Registration of Intellectual Property Rights. Register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights, and promptly give Bank written notice of the filing of any applications or registrations.

6.13 Depository Accounts. Maintain all of its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s Affiliates.

6.14 Miramar Project Covenants.

(a) Construct, equip, maintain, and operate the Project in accordance with applicable lawful ordinances, rules and regulations and requirements of all Governmental Authorities having jurisdiction over the Project and the business to be conducted by Borrower at the Project Location.

(b) Notify Bank in writing of any loss or damage to the Project in a single occurrence exceeding $50,000 in value within 15 days of the date Borrower learns of said loss or damage; and promptly notify Bank in writing of any material delay in construction, any structural defect in the Project, any departure from the Plans or the Project schedule, any release of Hazardous Materials or other violation, or any notice of violation, of any Environmental Laws, or the institution of any litigation, administrative proceeding or lien filed by Governmental Authorities or any other proceeding or occurrence which may have a Material Adverse Effect on the Project, accompanied by Borrower’s written plan for the cure or remedy thereof.

(c) (i) Obtain all Permits and approvals necessary for the Project and maintain each in full force and effect, (ii) cause the Project to be constructed on the Property in good and workmanlike manner consistent with sound building and engineering practices, in accordance with the Plans, all Permits, and the Project’s schedule without violation of law or ordinance and without

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encroachment on any right-of-way, easement or land of any other person, (iii) cause construction to cease upon Bank’s demand in the event of breach of this covenant, (iv) not install any equipment, fixtures, or other persona! property that is subject to any Lien or right of removal or repossession, and (v) have construction completed and the Miramar Project fully equipped and in operation no later than September 1, 2014.

(d) Correct (i) any defect in the Project, (ii) any departure from the Plans, (iii) any departure from the requirements of this Agreement or any other Loan Document not approved by Bank in writing, and (iv) any encroachment by any part of the Project or any other structure located on the Property on any building line, easement, property line or other restricted area. No advance of the any Loan shall constitute a waiver of Bank’s right to require compliance with this covenant with respect to any such matters whether or not theretofore discovered by or called to the attention of Bank.

(e) Not cause, suffer or permit any material change in the Project Budget or other material modification or amendment of, or deviation from, the terms and provisions of the Plans without the prior written consent of Bank.

ARTICLE 7.	NEGATIVE COVENANTS

On a continuing basis from the Effective Date until Payment-in-Full, Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

7.1 Debt. Incur, create, assume or permit to exist any Debt, whether on account of deposits or advances, for borrowed money, evidenced by notes, bonds, debentures or similar obligations, or of any other nature whatsoever, except for Permitted Debt.

7.2 Prepayment of Debts. Prepay, purchase, redeem or defease any Funded Debt (including without limitation any Subordinated Debt) or any Capitalized Leases.

7.3 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including without limit any Lien upon property purchased or acquired under a conditional sales or other title retaining agreement or Capitalized Lease) whether now owned or hereafter acquired other than Permitted Liens.

7.4 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the Debt of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection.

7.5 Subordinated Debt. Make any direct or indirect payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt except in accordance with a subordination agreement approved by Bank. Except to the extent expressly provided in the approved subordination agreement, no Loan Party shall repurchase, redeem or retire in any way any instrument evidencing Subordinated Debt prior to maturity or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing, governing, guaranteeing or otherwise relating to Subordinated Debt.

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7.6 Dividends. Declare or pay or make any Distribution (whether by redemption, retirement, reduction of capital or otherwise) with respect to any of its owner’s, shareholder’s or members’ interests, except for (a) dividends paid in shares of stock, (b) dividends paid by any Subsidiary to Borrower, and (c) Distributions that are authorized and paid after December 31, 2015, as long as (i) at the time of such Distribution, no Default or Event of Default exists or has occurred and is continuing and (ii) payment of such Distribution will not result in Borrower’s failure to be in compliance with the covenants set forth in Section 6.2 either as of the date of the Distribution or as of the next date provided in Section 6.2 for measuring Borrower’s compliance with those covenants.

7.7 Stock Redemption. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

7.8 Extension of Credit. Make loans, advances or extensions of credit to any Person, except for sales on open account and otherwise in the ordinary course of business.

7.9 Subordinate Obligations. Subordinate any Debt due to it from a Person to Debt of other creditors of such Person.

7.10 Property Transfers. (a) Sell, lease, transfer or otherwise dispose of properties and assets, except for sales of inventory in the ordinary course of business, the disposition of obsolete or worn-out property in the ordinary course of business, or other dispositions of property or assets in the ordinary course of business which will not, individually or in the aggregate, have a Material Adverse Effect or (b) enter into any sale-leaseback transaction.

7.11 Combinations; Reorganizations. (a) Without providing Bank 30 days prior written notice accompanied by all applicable documentation, amend any of its Charter Documents, change its name, or convert into another form of business entity or into a business entity under the laws of a jurisdiction other than the jurisdiction under which Borrower was formed or organized; (b) form any Subsidiary, permit the dissolution or liquidation of any Subsidiary, consolidate with or merge into any other entity or corporation, or permit another entity or corporation to merge into it, or (c) enter into any reorganization or recapitalization, issue or reclassify its capital stock, if any, or the interests of its shareholders.

7.12 Change in Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower on the Effective Date or any business substantially related or incidental thereto.

7.13 Acquisitions. Purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

7.14 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for Permitted Investments.

7.15 Off-Site Inventory and Equipment. Except for Equipment that has been acquired for the Project, but has not been delivered to the applicable Project Location, store Inventory or Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such inventory or Equipment. Except for Inventory sold in the ordinary course of

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business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at a Borrower Location and such other locations of which Borrower gives Bank 30 days prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

7.16 Pension Plan. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of Borrower or any of its Subsidiaries to the PBGC which, in the opinion of Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower or any of its Subsidiaries.

7.17 Government Regulation. (a) Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Bank at any time to enable Bank to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

7.18 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions by which Borrower supplies goods and/or services to (or transacts other business on behalf of) Ballast Point Spirits to carry out the ordinary business operations of Ballast Point Spirits, and (b) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.19 No Conflicting Commitment or Agreement. Enter into, or commit to enter into any arrangement, agreement or understanding that when performed would result in a breach or violation of any of the covenants set forth in Articles 6 or 7.

7.20 Restrictive Agreements. Enter into, or suffer to exist any agreement with any person, other than Bank, that in any way prohibits, restricts, or limits Borrower’s or its Subsidiaries’ ability to: (a) create, incur, assume or allow to exist any Hen upon any of its property, except to the extent otherwise expressly permitted in this Agreement; (b) amend, modify, supplement, or otherwise alter the terms applicable to the Obligations or this Agreement; or (c) in the case of a Subsidiary (i) pay dividends or make other distributions to Borrower or prepay any indebtedness owed to Borrower or (ii) transfer any of its property or assets to Borrower.

7.21 Use of Loan Proceeds. Use the proceeds of the Loan(s) for any purpose that is not expressly permitted by or provided for in this Agreement.

7.22 Misrepresentation. Furnish Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

7.23 Margin Stock. Apply any of the proceeds of any of the Loans to the purchase or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

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7.24 Accounting Changes. Change its fiscal year or make any significant changes (a) in accounting treatment and reporting practices except as permitted by GAAP and disclosed to Bank prior to use in any report required hereunder, or (b) in tax reporting treatment except as permitted by law and disclosed to Bank.

ARTICLE 8.	EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) Failure to Pay. If Borrower shall fail to pay (i) when due at maturity, or upon acceleration, prepayment or demand, the principal amount and accrued interest on the Loans or any other Obligations, (ii) within three (3) days of the date when due, any regularly scheduled installment of principal or interest under the Notes, or (iii) within 15 days of the date when due, any taxes, insurance or other amount payable by it in compliance with the terms and conditions of this Agreement or in any Loan Document; or if any other Loan Party shall fail to pay within 5 days of when due, when due, any indebtedness, obligation or liability whatsoever of such Loan Party to Bank.

(b) Misrepresentation. If any warranty or representation of Borrower in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to Bank by or on behalf of Borrower, shall prove to be false or misleading in any material respect.

(c) Breach of Covenant. If Borrower shall fail to comply with the provisions of Sections 6.1, 6.2, 6.3, 6.6, 6.13, or any Section of Article 7.

(d) Noncompliance with Agreement. If Borrower, any of its Subsidiaries or any Guarantor shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement (other than as set forth in Section 8.1(c)), any Loan Document, or any other agreement with Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by Borrower within 15 days after the earlier of the date of notice to Borrower by Bank of such Default or the date Bank is notified, or should have been notified, pursuant to Borrower’s obligation under Section 6.1, of such Default.

(e) Compliance with the Subordination Agreement. If any holder of Subordinated Debt fails to comply with the Subordination Agreement and such failure continues for five Business Days after notice thereof from Bank.

(f) Defaults in Other Obligations. If Borrower, any of its Subsidiaries or any Guarantor shall default in the payment when due of any of its indebtedness (other than to Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

(g) Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor

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revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any Guarantor shall default in the payment when due of any of its indebtedness to Bank or if any of the circumstances described in Sections 8.1(j) occur with respect to any Guarantor.

(h) Subordination Agreement. If any Subordination Agreement related to the Obligations (a “Subordination Agreement”) ceases for any reason to be in full force and effect, or any subordinating creditor fails to perform any obligation under any Subordination Agreement, or any event of default occurs under any Subordination Agreement or any subordinating creditor revokes or purports to revoke a Subordination Agreement, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Subordination Agreement or in any certificate delivered to Bank in connection with any Subordination Agreement.

(i) Judgments. If there shall be rendered against Borrower, any of its Subsidiaries or Guarantor one or more judgments or decrees involving an aggregate liability of $200,000.00 or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 30 days, whether or not consecutive; or if a writ of attachment or garnishment against the property of Borrower, any of its Subsidiaries or any Guarantor shall be issued and levied in an action claiming $100,000.00 or more and not released or appealed and bonded in an amount and manner satisfactory to Bank within 30 days after such issuance and levy.

(j) Business Suspension, Bankruptcy, Etc. If (i) Borrower or any of its Subsidiaries shall voluntarily suspend transaction of its business; (ii) Borrower or any of its Subsidiaries shall not pay its debts as they mature or admit in writing its inability generally to do so or shall make a general assignment for the benefit of creditors; (iii) proceedings in bankruptcy, or for reorganization or liquidation of Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other state or federal law for the relief or debtors shall be commenced by Borrower; (iv) such proceedings shall be commenced against Borrower or any of its Subsidiaries and shall not be discharged within 30 days of commencement; or (e) a receiver, trustee or custodian shall be appointed for Borrower or any of its Subsidiaries or for any substantial portion of their respective properties or assets.

(k) Change of Control. If a Change of Control shall occur, unless Bank has given its prior written consent to or approval of the Change in Control.

(I) Inadequate Funding or Termination of Employee Benefit Plan(s). If Borrower, any of its Subsidiaries or any Guarantor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower, any of its Subsidiaries or Guarantor to the PBGC which in the opinion of Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, any of its Subsidiaries or Guarantor, as the case may be.

(m) Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by Borrower, any of its Subsidiaries or Guarantor any reportable event (within the meaning of Section 4043(b) of ERISA) which Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for 30 days after Bank

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gives written notice to Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, any of its Subsidiaries or Guarantor, as the case may be.

(n) Loss to Collateral. Any loss, theft, substantial damage or destruction to or of any material portion of the Collateral, that is not covered by insurance or that exceeds $500,000.00 in aggregate value or that constitutes a substantially total loss of all of Borrower’s tangible assets.

(o) Material Adverse Change. If any event occurs or any condition exists that can reasonably be expected to have a Material Adverse Effect with respect to Borrower or any other Loan Party.

8.2 Acceleration of Obligations; Remedies. Upon the occurrence of an Event of Default under Section 8.1(j), all Obligations shall be due and payable in full immediately without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived and the Commitments shall be automatically and immediately terminated. Upon the occurrence of any other Event of Default, at the option of Bank, (i) all Obligations shall be due and payable in full immediately and the Commitments shall be automatically and immediately terminated without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived and (ii) all Obligations shall bear interest at the Default Rate, which interest shall be payable upon demand. Unless all of the Obligations is then immediately fully paid, Bank shall have and may exercise any of the following remedies:

(a) Exercise the rights of setoff provided under Section 8.8.

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank; and

(c) Exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC or a mortgagee, under the Loan Documents or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral. Borrower agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Borrower and to deliver to Bank the proceeds received by Borrower on the collection, sale, exchange, transfer or other disposition of the Collateral.

8.3 Application of Proceeds. All of the Obligations shall constitute one Joan secured by Bank’s security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Borrower to Bank. Upon the occurrence of an Event of Default which is not cured within the applicable cure period, if any, Bank may in its sole discretion apply the Collateral to any portion of the Obligations. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys’ fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Obligations, first to interest, then to principal, then to other Obligations and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to Bank immediately upon demand.

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8.4 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Obligations as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Borrower.

8.5 Payable Upon Demand. To the extent that any of the Obligations is payable upon demand, nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of such Obligations at any time or times, whether or not a Default or an Event of Default has occurred.

8.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

8.7 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

8.8 Set Off. Upon the occurrence and during the continuance of any Event of Default, Bank may at any time and from time to time, without notice to Borrower or its Subsidiaries (any requirement for such notice being expressly waived by Borrower and its Subsidiaries), setoff and apply against any and all of the obligations of Borrower and its Subsidiaries now or hereafter existing under this Agreement, whether owing to Bank, any Affiliate of Bank, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower or its Subsidiaries and any property of Borrower or its Subsidiaries from time to time in possession of Bank, irrespective of whether or not such deposits held or indebtedness owing by Bank may be contingent and unmatured and regardless of whether any Collateral then held by Bank is adequate to cover the Obligations. Borrower hereby grants to Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of Borrower under this Agreement. The rights of Bank under this Section are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

ARTICLE 9.	MISCELLANEOUS.

9.1 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

9.2 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

9.3 Waivers and Amendments. No forbearance on the part of Bank in enforcing any of the its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by Bank except in a

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writing signed and delivered by an officer of Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of Bank.

9.4 Reliance. In executing and delivering this Agreement, Borrower is not relying on (a) any oral promise or representation of Bank or any other person with respect to any aspect of this Agreement, (b) the performance of any promise made by any other person, (c) the adequacy and enforceability of any document, instrument or agreement executed and delivered by any other person; or (d) diligence on the part of Bank or any other person in connection with the review of or investigation into any aspect of the credit or any other transaction contemplated hereby. Borrower agrees that Bank’s review of any information about any aspect of Borrower’s legal existence or its business, financial condition, or properties or assets (or those of any guarantor or co-obligor) is solely for Bank’s benefit, and Borrower has no right to rely on such review for any purpose.

9.5 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of California. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

9.6 Consent to Jurisdiction. Borrower irrevocably submits to the non-exclusive jurisdiction of any United States federal sitting in the State of California or any California state court in any action or proceeding arising out of or relating to any Loan, this Agreement or any Loan Document, and Borrower irrevocably agrees that all such claims may be heard and determined in any such court and irrevocably waives any present and future objection it may have as to the venue of any action or proceeding brought in that court, or that that court is an inconvenient forum. Nothing in this Section limits the right of Bank to bring any action or proceeding against Borrower in the courts of any other jurisdiction, including but not limited to actions to realize upon or otherwise in respect of any of the Collateral or to enforce a judgment or other court order. Any judicial proceeding by Borrower against Bank or any affiliate of Bank involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan must be brought only in a court in the State of California. Borrower waives personal service of any legal process and consents to service of process in any action or proceeding arising out of or relating to any Loan, this Agreement or any Loan Document by any means permitted by applicable law.

9.7 Survival of Warranties, Etc. All of Borrower’s and any other Loan Party’s covenants, agreements, representations and warranties made in connection with this Agreement and certificate, report, financial statement or other document furnished by or on behalf of Borrower in connection with this Agreement shall survive the borrowing and the delivery of the Note(s) hereunder and shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower in connection with this Agreement and shall survive Payment-in-Full.

9.8 Costs and Expenses; Indemnification. Borrower shall reimburse Bank, upon demand, for all costs and expenses incurred by Bank in connection with (a) collecting or attempting to collect the Obligations or any part thereof, (b) maintaining or defending Bank’s security interests or Liens (or the priority thereof), (c) the enforcement of Bank’s rights or remedies under this Agreement or the Loan Documents,

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(d) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the Loan Documents, and/or (e) any other matters or proceedings arising out of or in connection with any lending arrangement between Bank and Borrower, which costs and expenses include without limit payments made by Bank for taxes, insurance, assessments, or other costs or expenses which Borrower is required to pay under this Agreement or the Loan Documents; expenses related to the examination of the Collateral; audit expenses; court costs and reasonable attorneys’ fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of Bank incurred in connection with any of the foregoing (collectively, “Costs”). Borrower shall indemnify Bank, its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including without limitation all expenses of litigation or preparation for litigation whether or not Bank is a party) (collectively, “Losses”) which any of them pay or incur arising out of or relating to this Agreement or the Loan Documents, the transactions described in this Agreement, or the direct or indirect application or proposed application of the proceeds of any Loan, except to the extent that such Loss is determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from Bank’s gross negligence or willful misconduct. Any amounts not paid when due under this Section shall bear interest at the Default Rate until paid. The obligations under this Section shall survive Payment-in-Full.

9.9 Participations. Bank may sell and/or assign participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents; provided that any such sale or participation shall not affect the rights and duties of Bank hereunder to Borrower. Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices and orders issued by a court of law Bank may disclose information obtained by Bank pursuant to this Agreement including, without limitation, all budgets and financial statements, to participants or assignees or potential participants or assignees hereunder without any notice to Borrower; provided that such participants or assignees or potential participants or assignees shall agree not to make use of such information for purposes of transactions unrelated to such contemplated participation.

9.10 Covenant Parity. If, in connection with any other financing, Borrower agrees with any other Person to any additional or more restrictive financial or operational covenant than Borrower has agreed to under this Agreement, or provides such other Person additional security, different or more restrictive events of default and/or greater rights and remedies than are provided to Bank in this Agreement Borrower shall promptly (and in all events within 10 Business Days) so notify and furnish a copy thereof to Bank, and this Agreement shall be deemed to be amended automatically to incorporate such additional or more restrictive covenant additional security, different or more restrictive events of default and/or greater rights and remedies.

9.11 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Bank.

9.12 Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and (a) if personally delivered, effective when delivered at the address set forth below such party’s signature to this Agreement or to such other address as a party shall have designated to the other in writing in accordance with this Section; (b) if mailed, effective three days after sending by first class mail, postage prepaid, addressed to such address; or (c) if sent by reputable overnight delivery service, effective one Business Day after delivery to such service, fees prepaid, addressed to such address. The giving of at least five days’ notice before Bank shall take any action described in any notice shall conclusively be

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deemed reasonable for all purposes, except where this Agreement or applicable law expressly provides for a notice period of a different duration; provided further, that this shall not be deemed to require Bank to give five day’s notice or any notice if not specifically required in this Agreement.

9.13 USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Bank will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and, if Borrower is not an individual, Bank will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

9.14 OFAC/BSA Provision. Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, (b) not use or permit the use of proceeds of the loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

9.15 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made(a) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (b) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (c) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (d) as may be required in connection with the examination, audit or similar investigation of Bank, and (e) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

9.16 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

9.17 Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

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9.18 WAIVER OF JURY TRIAL. Bank and Borrower knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or action of either of them. Neither Bank nor Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by Bank or Borrower except by a written instrument executed by both of them.

9.19	Reference Provision. In the event that the Jury Trial Waiver provision contained in the Section 11.17 is not enforceable, the parties elect to proceed under this Judicial Reference provision.

(a) With the exception of the items specified in clause (b), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(b) The matters that shall not be subject to a reference are the following; (i) non-judicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within 15 days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within 120 days after the date of the conference and (c) report a statement of decision within 20 days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either

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party upon seven days written notice, and all other discovery shall be responded to within 15 days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference, Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

[end of agreement—signature page follows]

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This Credit Agreement has been executed and delivered by Borrower and Bank as of the Effective Date.

Home Brew Mart, Inc.		Comerica Bank

By:	/s/ Jack R. White Jr.	By:	/s/ Jean-Paul Bouchereau

Name:	Jack R. White Jr.	Name:	Jean-Paul Bouchereau
Title:	CEO	Title:	Vice President

Address for notices:		Address for notices:
10051 Old Grove Road		350 Tenth Avenue, Suite 700
San Diego, CA 92131		San Diego, CA 92101
Attn: Chief Financial Officer		Attn: Group Manager—Corporate Banking

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Credit Agreement

between

Home Brew Mart, Inc.

and

Comerica Bank

Dated August 30, 2013

LIST OF EXHIBITS

EXHIBIT A	Revolving Credit Note

EXHIBIT B	Promissory Note (Specific Advance Facility)

EXHIBIT C	Covenant Compliance Certificate

EXHIBIT D	Automatic Loan Payment Authorization

EXHIBIT E	Loan Disbursement Authorization

EXHIBIT F	Closing Certificate

EXHIBIT G	Security Agreement

EXHIBIT H	[reserved]

EXHIBIT I	Guaranty

EXHIBIT J	Subordination Agreement

EXHIBIT K	Lessor Acknowledgement

EXHIBIT A

REVOLVING CREDIT NOTE

[see attached]

Exhibit A

REVOLVING CREDIT NOTE

$2,000,000.00	August 30, 2013

1. On or before September 1, 2015 (the “Maturity Date”) FOR VALUE RECEIVED, the undersigned, Home Brew Mart, Inc., a California corporation, promise(s) to pay to the order of Comerica Bank (“Bank”), at any office of the Bank in the State of California, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon at the Prime Referenced Rate plus the Applicable Margin.

2. This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of this Note. This Note is the Revolving Credit Note as defined in the Credit Agreement. This Note evidences borrowings of under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement, to which reference is hereby made.

3. Capitalized terms used, but not separately defined, herein shall have the meanings given to them under the Credit Agreement. For the purposes of this Note, the following terms have the following meanings:

“Applicable Margin” means, at any date of determination, the respective interest rate margin indicated below based upon the undersigned’s Senior Leverage Ratio:

Level	Senior Leverage Ratio	Applicable Margin
I	≥2.50:1.00	+1.00%
II	≥2.00:1.00 and <2.50:1.00	+0.50%
III	<2.00:1.00	+0.00%

The Applicable Margin shall be based upon the Senior Leverage Ratio most recently determined on the basis of financial statements delivered by the undersigned to Bank pursuant to the Credit Agreement, Any change in the Applicable Margin resulting from any such determination shall be effective three (3) Business Days’ after the date of delivery of the relevant financial statement; provided, however, that:

(a)	if such financial statements are not delivered as and when required pursuant to the Credit Agreement (and without prejudice to the rights of Bank to declare an Event of Default as a consequence thereof) any increase in the Applicable Margin determined to be applicable upon the receipt of such financial statements shall be applicable retroactively to the date such financial statement was required to be delivered, but any decrease in the Applicable Margins based thereon shall be applicable only prospectively, from the date of the actual delivery thereof, and

(b)	if on the date for adjustment of the Applicable Margin, an Event of Default exists, the Applicable Margin shall not be reduced (but may be increased) until such time as the Event of Default has been cured or waived, notwithstanding any reduction in the Senior Leverage Ratio on such date.

Notwithstanding anything to the contrary above, the Applicable Margins under Level I shall be in effect from the date of this Note through the date of determination of the Applicable Margins based upon the undersigned’s financial statements for the fiscal quarter ending March 31, 2014 (at which date of determination the foregoing provisions shall apply).

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any, risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law” , regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each ease pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Credit Agreement” means the Credit Agreement dated August 30, 2013, made between the undersigned and Bank.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)

for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a

Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness hereunder and for a period of one (1) month;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank.

“Indebtedness” means the indebtedness and liability of the undersigned under this Note.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

4. Accrued and unpaid interest on the unpaid principal balance outstanding hereunder shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

5. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the amounts outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

6. In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

7. The amount and date of each advance hereunder, its applicable interest rate and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

8. In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate(s) set forth in this Note.

9. All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

10. The undersigned may prepay all or part of the outstanding balance of any Indebtedness hereunder at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

11. If any Change in Law shall (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

12. In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

13. If an Event of Default occurs and is not cured within the time, if any, provided for by the Agreement, Bank may exercise any one or more of the rights and remedies granted by the Agreement or any document contemplated thereby or given under applicable law, including without limit the right to accelerate this Note.

14. The undersigned authorize(s) the Bank to charge any accounts) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank ail amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that such accounts are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

15. If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

16. The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

17. The undersigned agree(s) to pay or reimburse to Bank, or any other holder or owner of this Note, on demand, any and all costs and expenses of Bank (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note and the related documents, or incurred in collecting or attempting to collect this Note or the Indebtedness, or incurred in any other matter or proceeding relating to this Note or the indebtedness.

18. The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

19. No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

20. THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

21. THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

22. The undersigned acknowledges that one or more Guaranties have been entered into which guarantee a portion of all Indebtedness. Upon partial satisfaction of the Indebtedness, the undersigned expressly waives any right to designate the portion of the Indebtedness that is satisfied by such payment.

Address:	Home Brew Mart, Inc.,
10051 Old Grove Road	a California corporation
San Diego, CA 92131

	By:	/s/ Jack R. White Jr.

	Name:	Jack R. White Jr.
	Title:	CEO

For Bank Use Only			CCAR #
LOAN OFFICER INITIALS	LOAN GROUP NAME	BASE RATE 20129	OBLIGOR NAME
LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT

EXHIBIT B

PROMISSORY NOTE (SPECIFIC ADVANCE FACILITY)

[see attached]

Exhibit B

PROMISSORY NOTE

(Specific Advance Facility)

$14,000,000.00	August 30, 2013

1. FOR VALUE RECEIVED, the undersigned, Home Brew Mart, Inc., a California corporation, promise(s) to pay to the order of Comerica Bank (“Bank”), at any office of the Bank in the State of California, the principal sum of FOURTEEN MILLION AND 00/100 DOLLARS ($14,000,000.00) or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon at the LIBOR-based Rate plus the Applicable Margin or the Prime Reference Rate-based Rate as hereinafter set forth.

2. This Note is the Specific Advance Facility Note as defined in the Credit Agreement. This Note evidences borrowings of under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement, to which reference is hereby made. This Note is a note under which advances and repayments may be made from time to time, subject to the terms and conditions of this Note and the Credit Agreement.

3. Capitalized terms used, but not separately defined, herein shall have the meanings given to them under the Credit Agreement. For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note, including any refunding of an outstanding Advance (which may be in combination with other outstanding Advances) as the same type of Advance or the conversion of any such outstanding Advance (which may be in combination with other outstanding Advances) to another type of Advance, and shall include a LIBOR-based Advance and a Prime Reference Rate-based Advance (each being a “type” of Advance).

“Amortizing Advance” means a portion of the principal amount outstanding under this Note designated by Borrower for amortization beginning during the Specific Advance Facility Draw Period or the principal amount outstanding under this Note at the end of the Specific Advance Facility Draw Period.

“Applicable Interest Rate” means, in respect of the indebtedness hereunder, either the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate-based Rate, as determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means, at any date of determination, the respective interest rate margin indicated below based upon the undersigned’s Senior Leverage Ratio:

Level	Senior Leverage Ratio	Applicable Margin for LIBOR-based Rate	Applicable Margin for Prime Referenced Rate- based Rate
I	≥2.50:1.00	+4.00%	+1.00%
II	≥2.00:1.00 and <2.50:1.00	+3.25%	+0.50%
III	<2.00:1.00	+2.50%	+0.00%

The Applicable Margin shall be based upon the Senior Leverage Ratio most recently determined on the basis of financial statements delivered by the undersigned to Bank pursuant to the Credit Agreement. Any change in the Applicable Margin resulting from any such determination shall be effective three (3) Business Days’ after the date of delivery of the relevant financial statement; provided, however, that:

(a)	if such financial statements are not delivered as and when required pursuant to the Credit Agreement (and without prejudice to the rights of Bank to declare an Event of Default as a consequence thereof) any increase in the Applicable Margin determined to be applicable upon the receipt of such financial statements shall be applicable retroactively to the date such financial statement was required to be delivered, but any decrease in the Applicable Margins based thereon shall be applicable only prospectively, from the date of the actual delivery thereof, and

(b)	if on the date for adjustment of the Applicable Margin, an Event of Default exists, the Applicable Margin shall not be reduced (but may be increased) until such time as the Event of Default has been cured or waived, notwithstanding any reduction in the Senior Leverage Ratio on such date.

Notwithstanding anything to the contrary above, the Applicable Margins under Level I shall be in effect from the date of this Note through the date of determination of the Applicable Margins based upon the undersigned’s financial statements for the fiscal quarter ending March 31, 2014 (at which date of determination the foregoing provisions shall apply).

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to the LIBOR-based Rate and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any, risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law” , regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to

Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Credit Agreement” means the Credit Agreement dated August 30, 2013, made between the undersigned and Bank.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. in the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder and for a period equal to one (1) month;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Indebtedness” means the indebtedness and liability of the undersigned under this Note.

“Installment Amount” means an amount equal to one-one hundred twentieth (1/120th) of the original principal amount of an Amortizing Advance.

“Installment Payment Date” means the first (1st) Business Day of a month, until (and including) the Maturity Date.

“Interest Period” means, a period of one (1), two (2), three (3), or six (6) month(s) (or such shorter period as may be acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the expiration of the Specific Advance Facility Draw Period with respect to all of the Indebtedness hereunder, or in the case of successive continuations of the LIBOR-based Rate plus the Applicable Margin as the Applicable Interest Rate hereunder, as herein provided, on the last day of the preceding Interest Period then ending, provided that:

(a)	any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such interest Period is to end, it shall end on the last Business Day of such calendar month;

(b)	no Interest Period shall extend beyond the Maturity Date; and

(c)	only one (1) month Interest Periods shall apply to any Rate Swapped Advance.

“LIBOR-based Advance” means an Advance bearing interest at the LIBOR-based Rate plus the Applicable Margin.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)	the LIBOR Rate;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR Lending Office” means Bank’s office located in the Cayman islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate”

shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the amount of the outstanding Indebtedness hereunder which is to hear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant interest Period.

“Maturity Date” means September 1, 2020.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

“Prime Reference Rate-based Advance” means an Advance bearing interest at the Prime Reference Rate-based Rate.

“Prime Referenced Rate-based Rate” means the Prime Referenced Rate plus the Applicable Margin.

“Rate Contracts” means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates and other obligations, and that require the person or entity party to any such agreement to make payments under such agreement, whether periodically or upon the happening of a contingency.

“Rate Swapped Advance” means a portion of the principal outstanding under this Note which is the subject of a Rate Contract.

“Request for Advance” means a Request for Advance in form similar to that attached to this Note as Exhibit “A” issued and delivered by the undersigned to Bank in accordance with the terms of this Note.

4. Subject to the terms and conditions of this Note and the Credit Agreement, principal advanced under this Note shall be available and repayments may be made during the Specific Advance Facility Draw Period. PRINCIPAL AMOUNTS ADVANCED UNDER THIS NOTE AND REPAID DURING THE SPECIFIC ADVANCE FACILITY DRAW PERIOD MAY NOT BE RE-BORROWED.

5. At any time during the Specific Advance Facility Draw Period, upon fifteen days prior written notice to Bank, the undersigned may designate a portion of at least $4,000,000.00 of the principal amount outstanding under this Note as an Amortizing Advance payable in equal monthly installments of principal in the applicable installment Amount plus accrued interest thereon as set forth in this Note, with the first such payment to be due on the Installment Payment Date of the first month following the effective date of the undersigned’s notice to Bank, and on each Installment Payment Date thereafter.

6. Upon expiration of the Specific Advance Facility Draw Period, the outstanding principal amount under this Note that is not part of any existing Amortizing Advance shall be deemed to be an Amortizing Advance payable in equal monthly installments of principal in the applicable Installment Amount plus accrued interest thereon as set forth in this Note, with the first such payment to be due on October 1, 2014, and on each succeeding Installment Payment Date thereafter.

7. Accrued and unpaid interest on the principal balance outstanding hereunder shall be payable monthly, in arrears, on the first (1st) Business Day of each month. The entire unpaid balance of principal, all accrued but unpaid interest and all other sums hereunder shall be due and payable in full on the Maturity Date (unless sooner accelerated in accordance with the terms of this Note).

8. Subject to the terms and conditions of this Note, prior to the end of the Specific Advance Facility Draw Period the unpaid principal balance outstanding from time to time under this Note that is not part of an Amortizing Advance shall bear interest at the Prime Referenced Rate-based Rate.

9. Subject to the terms and conditions of this Note, each Amortizing Advance shall bear interest at the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate-based Rate, as elected by the undersigned or as otherwise determined under this Note; provided, however, that, each Rate Swapped Advance shall bear interest at the LIBOR-based Rate plus the Applicable Margin (using only one month Interest Periods) except as otherwise determined under this Note.

10. The amount and date of each Advance, its Applicable interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

11. Subject to the terms and conditions of the Credit Agreement, the undersigned may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, upon the delivery to Bank of a Request for Advance executed by the undersigned, subject to the following: (a) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (b) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A; (c) each such Request for Advance shall be delivered to Bank by 10:00 a.m. (California time) on the proposed date of the requested Advance; (d) the principal amount of each LIBOR-based Advance shall be at least $2,000,000.00; (e) the proposed date of any refunding of any outstanding LIBOR-based Advance as another LIBOR-based Advance or the conversion of any outstanding LIBOR-based Advance to another type of Advance shall only be on the last day of the Interest Period applicable to such outstanding LIBOR-based Advance; (f) after giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding under this Note shall not exceed the face amount of this Note; and (g) a Request for Advance, once delivered to Bank, shall not be revocable by the undersigned.

12. If, as to any outstanding LIBOR-based Advance, other than a Rate Swapped Advance, Bank shall not receive a timely Request for Advance, in accordance with the foregoing requesting the refunding or continuation of such Advance as another LIBOR-based Advance for a specified Interest Period, then effective as of the last day of the Interest Period applicable to such outstanding LIBOR-based Advance, the principal amount of such Advance which is not then repaid shall be automatically refunded as a Prime Reference Rate-based Advance. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

13. Interest accruing hereunder on the basis of the Prime Referenced Rate (to the extent applicable) shall be computed on the basis of a 360-day year, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Referenced Rate on the date of each such change. Interest accruing on the basis of the LIBOR-based Rate (to the extent applicable) shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

14. Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

15. From and after the occurrence of any Event of Default, and so long as any Event of Default remains unremedied or uncured thereafter, the indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

16. In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

17. Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate set forth in this Note.

18. All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

19. In the event that the LIBOR-based Rate plus the Applicable Margin is the Applicable interest Rate for the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned shall fail to make any payment of principal or interest hereunder at any time that the LIBOR-based Rate is the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, for the period from the date of such prepayment through the last day of the relevant Interest Period, at the applicable rate of interest provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Indebtedness hereunder through the purchase of an underlying deposit in an amount equal to the amount of such Indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Indebtedness hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or any part of the outstanding balance of any indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

20. BY INITIALING BELOW, THE UNDERSIGNED ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY INDEBTEDNESS HEREUNDER BEARING INTEREST AT THE LIBOR-BASED RATE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT”), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) THE UNDERSIGNED SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY INDEBTEDNESS HEREUNDER BEARING INTEREST AT THE LIBOR-BASED RATE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) THE UNDERSIGNED WAIVE(S) ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE OR EXTENDED THE LOAN OR CREDIT PURSUANT TO THIS NOTE IN RELIANCE ON THESE AGREEMENT.

/s/ J.R.W.	[BORROWER’S INITIALS]

21. For any Indebtedness hereunder for which the Applicable Interest Rate is at any time based upon the LIBOR-based Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note and the relevant Indebtedness hereunder on the books of such LIBOR Lending Office.

22. If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Interest Period, or (c) the LIBOR-based Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness outstanding under this Note at an Applicable Interest Rate based upon the LIBOR-based Rate shall be suspended, and the Prime Referenced Rate-based Rate shall be the Applicable interest Rate for all Indebtedness hereunder during such period of time.

23. If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any of the Indebtedness tinder this Note with interest based upon the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime Referenced Rate-based Rate shall be the applicable interest rate for all Indebtedness hereunder during such period of time.

24. If any Change in Law shall (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

25. In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capita! and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

26. If an Event of Default occurs and is not cured within the time, if any, provided for by the Credit Agreement, Bank may exercise any one or more of the rights and remedies granted by the Credit Agreement or any document contemplated thereby or given under applicable law, including without limitation the right to accelerate this Note.

27. The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that such accounts are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

28. If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

29. The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or non-enforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

30. The undersigned agree(s) to pay or reimburse to Bank, or any other holder or owner of this Note, on demand, any and all costs and expenses of Bank (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note and the related documents, or incurred in collecting or attempting to collect this Note or the Indebtedness, or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

31. The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

32. To the extent that Bank, in its sole and absolute discretion, issues or causes to be issued Rate Contracts in connection with the Indebtedness evidenced by this Note (the “Loan”), the undersigned hereby acknowledges and agrees that such Rate Contracts shall be issued only in connection with the Loan, and Bank shall have no obligation to provide any Rate Contract which does not correspond to the Loan. Anything contained in any Rate Contracts entered into by Borrower from time to time to the contrary notwithstanding, in the event that the Loan has been prepaid or repaid by the undersigned (whether voluntarily or involuntarily) in full or in part prior to maturity (a “Loan Prepayment”) and, as a result of such Loan Prepayment all or part of any such Rate Contract remains outstanding without relationship to the remaining portion of the Loan (a “Rate Contract Differential”), if so instructed by Bank, the undersigned shall, at the undersigned’s sole cost and expense, close out and terminate all or part of any such Rate Contract in an amount necessary to eliminate such Rate Contract Differential.

33. The obligation of the undersigned to immediately reimburse Bank for the termination values due under all such Rate Contracts shall be absolute, unconditional and irrevocable in accordance with the terms of this Note and of the standard application, agreement and/or contract with respect to each such Rate Contract. The undersigned shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney’s fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any Rate Contracts.

34. No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

35. THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

36. THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

37. The undersigned acknowledges that one or more Guaranties have been entered into which guarantee a portion of all Indebtedness. Upon partial satisfaction of the indebtedness, the undersigned expressly waives any right to designate the portion of the Indebtedness that is satisfied by such payment.

[end of Note; signature page follows]

Signature page to $14,000,000 Promissory Note (Specific Advance Facility) dated August 30, 2013, made by the undersigned to Comerica Bank.

Address:	Home Brew Mart, Inc.,
10051 Old Grove Road	a California corporation
San Diego, CA 92131
	By:	/s/ Jack R. White Jr.

	Name:	Jack R. White Jr.
	Title:	CEO

FOR BANK USE ONLY			CCAR #
LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME

LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT

EXHIBIT C

COVENANT COMPLIANCE CERTIFICATE

Borrower: Home Brew Mart, Inc.	Compliance Date: , 20

This Covenant Compliance Certificate is given in compliance with the Credit Agreement dated as of August 30, 2103, made between Borrower and Comerica Bank (“Agreement”), Capitalized terms used but not defined herein have the meanings given them under the Agreement. Borrower represents and warrants that the information provided herein is true, complete and correct.

Borrower certifies to Comerica Bank as follows as of the Compliance Date:

A. Fixed Charge Coverage Ratio. On the Compliance Date, the Fixed Charge Coverage Ratio was     :1.00 (and is required under the Agreement to be not less than 1.25:1.00 at the Compliance Date).

B. Senior Leverage Ratio. On the Compliance Date, the ratio of Borrower’s Senior Leverage Ratio was     :1.00 (and is required under the Agreement to not exceed     :1.00 at the Compliance Date).

C. Current Ratio. On the Compliance Date, the ratio of Borrower’s Current Assets to its Current Liabilities was     :1.00 (and is required under the Agreement to not exceed 1.00:1.00 at the Compliance Date).

D. Default. No Default or Event of Default under any of the Loan Documents existed on the Compliance Date or exists as of the date of this Certificate. [If a Default or Event of Default has occurred, attach a detailed explanation and Borrower’s plan and schedule for correction or remedy.]

E. Financial Statements. This Certificate accompanies Borrower’s financial statements dated as of the Compliance Date, which have been prepared in compliance with the requirements of the Agreement. The undersigned certifies that (1) the financial statements are accurate and complete, (2) the undersigned has personally reviewed the Agreement, (3) this Certificate is based on an examination in detail sufficient to assure that it is accurate, and (4) attached to this Certificate are computations that support the financial measurements certified above.

Dated: August 30, 2013	Home Brew Mart, Inc.

	By:	/s/ Jack R. White Jr.

	Name:	Jack R. White Jr.
	Title:	CEO

[attach schedules setting forth computations of each ratio]

Exhibit C

EXHIBIT D

AUTOMATIC LOAN PAYMENT AUTHORIZATION

Date: August 30, 2013

Borrower Name: Home Brew Mart, Inc.	Address:

Borrower Number:	Lender’s Cost Center #:

The undersigned hereby authorizes Comerica Bank (“Bank”) to charge the account designated below for the payments due on the loan(s) as designated below and all renewals, extensions, modifications and/or substitutions thereof. This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Bank in writing. The undersigned remains fully responsible for all amounts outstanding to Bank if the designated account is insufficient for repayment.

☐	Automatic Payment Authorization for all payments on all current and future borrowings, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

☐	Automatic Payment Authorization for all payments on only the specific borrowing identified below, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

Specific Obligation Number:

☐	Automatic Payment Authorization for less than all payments on only the specific borrowing identified below, as and when such payments come due.

Specific Obligation Number:

☐	Principal and Interest payments only

☐	Principal payments only

☐	Interest payments only

☐	Special Instructions/Irregular Payment Instructions::

Payment Due Date: Your loan payments of principal and interest will be charged to your account as indicated above unless that day is a Saturday, Sunday, or holiday in which case such payments will be charged on the following business day, with interest to accrue during this extension as provided under the loan documents.

Account to be Charged:

☐	Checking	Comerica Account No.

☐	Savings	Comerica Account No.

(Charges to account are withdrawals pursuant to account resolution)

Borrower: Home Brew Mart, Inc.

By:	/s/ Jack R. White Jr.

Name:	Jack R. White Jr.
Title:	CEO

Exhibit D

EXHIBIT E

LOAN DISBURSEMENT AUTHORIZATION

The undersigned hereby authorizes and directs Comerica Bank (“Bank”) to pay [the proceeds] [$         of the proceeds] of the [identify Loan] made to the undersigned by Bank pursuant to the Credit Agreement dated August     , 2013, made between Borrower and Bank, as follows:

	Payee Name	Purpose	Amount	Payment Instructions
To:
To:
To:
To:
To:

Total:

The undersigned agrees that if Bank pays any costs or expenses on behalf of the undersigned in connection with the referenced Credit Agreement and payment of those costs or expenses is not provided for above, the undersigned will reimburse Bank for those costs or expenses on demand as provided in the Credit Agreement.

Date: August 30, 2103

Home Brew Mart, Inc.

By:	/s/ Jack R. White Jr.

Name:	Jack R. White Jr.
Title:	CEO

Use For Wire Transfer Instructions:

Wire to	Wire to

Amount:	Amount:
Bank name:	Bank name:
ABA Routing No.:	ABA Routing No.:
Credit to:	Credit to:
Account No.:	Account No.:
Notify:	Notify:
Reference:	Reference:

Exhibit E

EXHIBIT G

FORM OF SECURITY AGREEMENT

[see attached]

Exhibit G

SECURITY AGREEMENT

As of August 30, 2013, for value received, the undersigned, Home Brew Mart, Inc., a California corporation (“Debtor”) pledges, assigns and grants to Comerica Bank (“Bank”), a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as hereinafter defined) of Debtor to the Bank.

In this Agreement, “Indebtedness” means any and all indebtedness, obligations or liabilities of the Debtor to the Bank, howsoever arising, evidenced or incurred, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether known or unknown, and whether originally payable to the Bank or to a third party and subsequently acquired by the Bank, including, without limitation, (a) any and all direct indebtedness of the Debtor to the Bank, including indebtedness evidenced by the following:

(a)	the Credit Agreement dated August 30, 2013, made between Debtor and Bank (“Credit Agreement”);

(b)	the $14,000,000 Promissory Note (Specific Advance Facility) dated August 30, 2013, made by Debtor to Bank; and

(c)	the $2,000,000 Revolving Credit Note dated August 30, 2013, made by Debtor to Bank;

and any and all other promissory notes; (b) any and all obligations or liabilities of the Debtor to the Bank arising under any guaranty where the Debtor has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Debtor to the Bank arising from applications or agreements for the issuance of letters of credit; (d) late charges, loan fees or charges and overdraft indebtedness; (e) any agreement to indemnify the Bank for environmental liability or to clean up hazardous waste; (f) any and all indebtedness, obligations or liabilities for which the Debtor would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including, without limit, liability for interest and attorneys’ fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Debtor of a bankruptcy petition, whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by the Debtor, the Bank or third parties in any way relating to the Bank’s rights with respect to Debtor or third party and/or affecting any collateral securing any obligation owed to Bank by the Debtor or any third party, probate proceedings, on appeal or otherwise; (g) any and all amendments, modifications, renewals and/or extensions of any of the above, including, without limit, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; (h) all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and the Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Debtor; and (i) all costs of collecting Indebtedness, including, without limit, attorneys’ fees and costs. Any reference in this Agreement to attorneys’ fees shall be deemed a reference to reasonable fees, charges, costs and expenses of counsel and paralegals, whether inside or outside counsel is used, and whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’

fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. All costs and expenses shall be payable immediately by the Debtor when incurred by the Bank, immediately upon demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law.

Debtor further covenants, agrees, represents and warrants as follows:

1. Collateral. Collateral shall mean all personal property of Debtor including, without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(a) all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles (including, without limit, payment intangibles and software), chattel paper (including, without limit, electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents (including, without limit, negotiable documents), instruments (including, without limit, promissory notes) and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, money and rights to payment for money or funds advanced or sold),

(b) all inventory (including, without limit, returns and repossessions),

(c) all Equipment and Fixtures,

(d) all Copyrights, Patents, Trademarks, and Trade Secrets, as each term is defined in the Credit Agreement, including without limitation the Copyrights, Patents, and Trademarks set forth on attached Schedule 1(d),

(e) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Trade Secrets and all license fees and royalties arising from such use to the extent permitted by such license or rights,

(f) all investment property (including, without limit, securities, securities entitlements, and financial assets), all securities accounts and all investment property contained therein, including, without limitation, all securities and securities entitlements, financial assets, instruments or other property contained in such securities accounts, and all other investment property, financial assets, instruments or other property at any time held or maintained in such securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted for all or for any part of the foregoing, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith,

(g) all limited liability company membership interests or other ownership interests in Ballast Point Spirits LLC, a California limited liability company (“BSP”), and the certificates representing any such limited liability company membership interest or other ownership interests in BSP, if any, whether or not represented by a certificated security or other instrument, owned by Debtor,

(h) all Software (for purposes of this Agreement “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

(i) all general intangibles (including, without limit, software) acquired or used in connection with any of the Collateral,

(j) all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable documents), policies and certificates of insurance, deposit accounts, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise,

(k) all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including, but not limited to, stock splits, stock rights, voting and preferential rights), products, and all cash and non-cash proceeds of or pertaining to the above, including, without limit, insurance and condemnation proceeds, and cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor, and

(l) all of Debtor’s books and records with respect to any of the foregoing (including, without limit, computer software and the computers and equipment containing said books and records).

provided, however, that “Collateral” shall not include rights under or with respect to any license, permit or authorization issued by any governmental authority (a “Government License”) to the extent any such Government License, by its terms or by applicable law, prohibits the assignment of, or the granting of a security interest in, the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant, provided, further however, that this exclusion shall not extend to any proceeds derived by Debtor from the transfer or other disposition of any Governmental License.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2. Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor’s books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that: (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank; (c) there are no financing statements on file in respect of any of the Collateral, other than in favor of Bank; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier, Bank or its representatives may, at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located. Debtor shall reimburse Bank for all reasonable costs and expenses incurred by Bank in connection with such inspections.

2.4 Debtor will do all acts and will execute and/or deliver or cause to be executed and/or delivered all writings requested by Bank to establish, maintain and continue an exclusive, perfected and first security interest of Bank in the Collateral. By executing this Agreement and becoming bound by the terms hereof, Debtor expressly authorizes the filing of financing statements and any amendments thereto covering the Collateral, and authorizes Bank or its representatives to take such other actions as may be necessary or appropriate to perfect and maintain Bank’s security interest in the Collateral. Debtor acknowledges and agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank has or may have a lien or security interest for payment of the Indebtedness. In the event that any Collateral, or any of Debtor’s books or records relating to any Collateral, is at any time located or stored at or upon leased premises or with a bailee, warehouseman or other third party, Debtor shall promptly provide written notice thereof to Bank and, upon Bank’s request, cause such lessor, bailee, warehouseman or other third party to execute and deliver unto Bank such documents, instruments or agreements as Bank may reasonably require, in each case in form and substance acceptable to Bank, pursuant to which such lessor, bailee, warehouseman or other third party acknowledges Bank’s security interest in such Collateral and that it is holding such Collateral for the benefit of Bank and permits Bank access to and possession of such Collateral.

2.5 Debtor will pay, within the time that they can be paid without interest or penalty, all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness. Any such payments made by bank shall not constitute (a) any agreement by Bank to make similar payments in the future, or (b) a waiver by Bank of any Event of Default under this Agreement. Bank need not inquire as to, or contest the validity of, any such taxes, assessments and similar charges, and the usual official notice of such taxes, assessments and similar charges shall be conclusive evidence that the same are validly due and owing. Such payments shall constitute Indebtedness secured by this Agreement.

2.6 Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank. All of such insurance policies shall be in amount, form and content, and written by companies as may be satisfactory to Bank, and shall contain a lender’s loss payable endorsement in favor of and acceptable to Bank. All such policies shall contain a provision whereby they may not be canceled or materially amended except upon thirty (30) days’ prior written notice to Bank. Debtor will promptly deliver to Bank, at Bank’s request, evidence satisfactory to Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to Bank. Debtor hereby appoints Bank, or any employee or agent of Bank, as Debtor’s attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Bank, or any employee or agent of Bank, on behalf of Debtor, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Debtor in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness; provided, however, that Bank shall not be required hereunder so to act. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended to Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness. Such amounts so expended by Bank shall constitute Indebtedness secured by this Agreement.

2.7 On each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that, except as otherwise indicated: (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing; (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable; (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same has/have been endorsed and/or delivered by Debtor to Bank; (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor; and (f) as to each Account Receivable, except as may be expressly permitted by Bank to the contrary in another document, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor will deliver to Bank such documents, instruments and other writings evidencing or otherwise relating to the Accounts Receivable as Bank may reasonably request from time to time. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Bank. Bank may at any time and from time to time verify Accounts Receivable directly with account debtors or by other methods acceptable to Bank without notifying Debtor. Debtor agrees, at Bank’s request, to arrange or cooperate with Bank in arranging for verification of Accounts Receivable.

2.8 Debtor at all times shall be in strict compliance with all applicable laws, including, without limit, any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (“Environmental Laws”).

2.9 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank’s security interest in it or in the proceeds or products of it, unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor expressly authorizes Bank to file a financing statement in form and substance satisfactory to Bank in respect of such Collateral. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

2.10 At any time and without notice, Bank may, as to any Collateral: (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect, by legal proceedings or otherwise, all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor’s name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Bank’s security interest may be accomplished by control.

2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.12 Debtor agrees that no security or guarantee now or later held by Bank for the payment of any indebtedness, whether from any guarantor or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the security interests or other rights or interests of Bank under this Agreement or any of the obligations of Debtor under this Agreement, and Bank, in its sole discretion, without notice to Debtor, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of Debtor under this Agreement.

2.13 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including, without limit, consultant fees, legal expenses, and attorneys’ fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including, without limit, Environmental Laws, except and to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct. The obligations contained in this Section shall survive termination of this Agreement.

2.14 [reserved]

2.15 Debtor agrees that no security or guarantee now or later held by Bank for the payment of any Indebtedness, whether from any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the security interests or other interests granted by Debtor to or in favor of Bank under this Agreement, or any obligations of Debtor hereunder or pursuant hereto, and Bank, in its sole discretion, without notice to Debtor, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner such security interests or other interests of Bank or any such obligations of Debtor under this Agreement. Debtor acknowledges and agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and Debtor is not relying upon any guaranty which Bank has or may have or assets in which Bank has or may have a lien or security interest for payment of the Indebtedness.

2.16 To the extent that the Indebtedness includes the obligations of any third party (“Third Party Obligor”), Debtor absolutely, unconditionally, knowingly, and expressly waives:

(a) Notice of: (i) acceptance hereof; (ii) any loans or other financial accommodations made or extended to any Third Party Obligor or the creation or existence of any Indebtedness; (iii) notice of the amount of the Indebtedness, subject, however, to Debtor’s right to make inquiry of Bank to ascertain the amount of the Indebtedness at any reasonable time; and (iv) any default or breach under the terms of any of the Indebtedness; and all other notices (except if such notice is specifically required to be given to Debtor hereunder) and demands to which Debtor might otherwise be entitled.

(b) Its right under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Bank to institute suit against, or to exhaust any rights and remedies which Bank has or may have against, any Third Party Obligor or any third party, or against any collateral for the Indebtedness provided by any Third Party Obligor or any third party. In this regard, Debtor is bound to the payment of all Indebtedness whether now existing or hereafter accruing, as fully as if such Indebtedness were directly owing to Bank by Debtor. Debtor waives any defense arising by reason of any disability or other defense (other than the defense that the Indebtedness shall have been fully and finally performed and indefeasibly paid) of any Third Party Obligor or by reason of the cessation from any cause whatsoever of the liability of any Third Party Obligor in respect thereof.

(c) (i) Any rights to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim which Debtor may now or at any time hereafter have against any Third Party Obligor or any other party liable to Bank; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Indebtedness or any security therefor; (iii) any defense Debtor has to performance hereunder, and any right Debtor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Bank’s rights or remedies against any Third Party Obligor; the alteration by Bank of the Indebtedness; any discharge of the Indebtedness by operation of law as a result of Bank’s intervention or omission; or the acceptance by Bank of anything in partial satisfaction of the Indebtedness; (iv) the benefit of any statute of limitations affecting Debtor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Debtor’s liability hereunder.

(d) Any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Bank; or (ii) any election by Bank under the Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against any Third Party Obligor.

2.17 Without notice to or by Debtor, and without affecting or impairing the obligations of Debtor hereunder, Bank may, by action or inaction:

(a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement, the Indebtedness, or any part thereof, with respect to any Third Party Obligor or any other person;

(b) release any Third Party Obligor or any other person or grant other indulgences to any Third Party Obligor or any other person in respect thereof;

(c) amend or modify in any manner and at any time (or from time to time) any documents, instruments or agreements evidencing, governing, securing or otherwise relating to any of the Indebtedness; or

(d) release or substitute any guarantor, if any, of the Indebtedness, or enforce, exchange, release, or waive any security for the Indebtedness or any guaranty of the Indebtedness, or any portion thereof.

2.18 Bank shall have all of the rights to seek recourse against Debtor to the fullest extent provided for herein. No election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties, unless the Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Indebtedness shall serve to diminish the liability of the Debtor under this Agreement, except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

2.19 Pursuant to Section 2856 of the California Civil Code, Debtor waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Debtor’s rights of subrogation and reimbursement against any Third Party Obligor.

2.20 WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, DEBTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9610, 9611, 9615, 9617, 9618, 9624, 9625, AND 9627, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

3. Collection of Proceeds.

3.1 Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

3.2 Debtor agrees that immediately upon Bank’s request (whether or not any Event of Default exists), the Indebtedness shall be on a “remittance basis” in accordance with the following. In connection therewith, Debtor shall at its sole expense establish and maintain (and Bank, at Bank’s option, may establish and maintain at Debtor’s expense):

(a) A United States Post Office lock box (the “Lock Box”), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and

(b) A non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the “Cash Collateral Account”) to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank’s request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

3.3 All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank’s option, (a) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion, or, (b) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney’s fees, except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.

4. Defaults, Enforcement and Application of Proceeds.

4.1 The occurrence or existence of any Event of Default as defined in the Credit Agreement shall constitute an “Event of Default” under this Agreement:

4.2 Upon the occurrence and at any time during the continuance or existence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the

Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b) Institute legal proceedings to foreclose upon the Hen and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c) Institute legal proceedings for the sale, under the judgment or decree of any court o f competent jurisdiction, of any or all Collateral; and/or

(d) Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, ship, reclaim, recover, store, finish, maintain, repair, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places (including, without limit, Debtor’s premises) and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sate of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to sec to the application of the money, Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including, without limit, a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable. Bank may, in its discretion, bid and purchase any of the Collateral at any sale pursuant to this Section 4.2.

4.3 Debtor shall at the request of Bank, notify the account debtors or obligors of Bank’s security interest in the Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence and at any time during the continuance or existence of any Event of Default, so notify the account debtors or obligors of Bank’s security interest in the Collateral and direct such account debtors or obligors to make payments directly to Bank. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as the Bank shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses inclined by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds, Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other right or remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Debtor or any Guarantor and Bank.

4.6 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7 Debtor (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney-in-fact of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Bank or any agent of Bank, in its own name, at Debtor’s expense, to do any of the following, as Bank, in its sole discretion, deems appropriate:

(i) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(ii) to execute and/or file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

(iii) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.8 Upon the occurrence and at any time during the continuance or existence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor. Bank may take any and all actions that it deems necessary or appropriate to protect the Collateral and its security interest in the Collateral, and all costs and expenses for the same shall be added to the Indebtedness and shall be payable upon demand. All risks of loss, damage or destruction to the Collateral shall be borne by Debtor.

4.9 The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted, including, without limitation, brokerage commissions, tax prorations, attorney’s fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9.615(f) of the Uniform Commercial Code.

5. Miscellaneous.

5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the following address:

10051 Old Grove Road, San Diego, California 92131

5.2 Debtor will give Bank not less than ninety (90) days’ prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor or the Indebtedness to the Bank’s parent, affiliates, subsidiaries, and service providers.

5.5 In addition to Bank’s other rights, any indebtedness owing from Bank to Debtor (including, without limitation, amounts maintained by Debtor as deposit accounts (as such term is defined in the Uniform Commercial Code) with Bank) can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute (a) acceptance of collateral in discharge of any portion of the Indebtedness, (b) a retention of collateral in satisfaction of an obligation within the meaning of the Uniform Commercial Code, or (c) if the Indebtedness is secured by California real estate, an action under California Code of Civil Procedure 726.

5.6 Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any Third Party Obligor or any other person, or otherwise comply with the provisions of Section 9.504 of the Uniform Commercial Code in effect prior to July 1, 2001 or its successor provisions thereafter; or (c) pursue any other remedy in the Bank’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the Debtor might otherwise be entitled, and diligence in collecting any Indebtedness, and agrees that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit any Third Party Obligor to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists. Debtor ratifies and approves all acts of Bank acting in its capacity as Debtor’s attorney-in-fact under this Agreement. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.

5.7 Debtor hereby absolutely, unconditionally, knowingly, and expressly waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from any Third Party Obligor or any other person any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement until such time as all of the Indebtedness has been fully paid.

5.8 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten (10) days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances (including, without limitation, if the Collateral, or any portion thereof, is perishable or threatens to decline speedily in value). A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.9 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.10 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank’s successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

5.11 If there is more than one Debtor, each Debtor agrees that all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally, and each reference to the term Debtor shall mean each and every Debtor a party hereto, individually and collectively, jointly and severally.

5.12 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as those meanings may be amended, supplemented, revised or replaced from time to time, “Uniform Commercial Code” means the California Uniform Commercial Code, as amended, supplemented, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

5.13 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.14 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.15 Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is. and at all times shall be, located in the following place:

Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is (state): California

The Collateral, and Debtor’s books and records pertaining to the Collateral, is located at and shall be maintained at the location(s) identified on Schedule 5.15 attached hereto.

5.16 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

5.17 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code.

5.18 Debtor agrees to reimburse the Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or any of the duties or obligations of Debtor under this Agreement or in establishing, determining, continuing or defending the validity or priority of Bank’s security interest under this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

5.19 All payments to be made hereunder by Debtor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset.

5.20 No right or remedy under this Agreement is intended to be exclusive of any other remedy, but each and every right and remedy shall be cumulative and in addition to any and every other right or remedy given under this Agreement, under any other agreement(s) and those provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed to be an election. No delay or omission by Bank to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

5.21 Debtor hereby acknowledges and agrees that the references to any Third Party Obligor set forth herein shall be applicable to the extent that Debtor and any Third Party Obligor are not the same person or entity.

6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the day and year first above written.

HOME BREW MART, INC.

By:	/s/ Jack R. White, Jr.

Title:	CEO

EXHIBIT H

[reserved]

Exhibit H

EXHIBIT I

FORM OF GUARANTY

[see attached]

Exhibit I

      GUARANTY

The undersigned, JACK R. WHITE, JR., for value received, unconditionally and absolutely guarantee(s) to COMERICA BANK (“Bank”), and to the Bank’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as hereinafter defined) to the Bank of HOME BREW MART, INC., or any successor in interest, including, without limit, any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally the “Borrower”). “Indebtedness” shall mean any and all indebtedness, obligations or liabilities of the Borrower to the Bank, howsoever arising, evidenced or incurred, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to the undersigned at the time of this Guaranty or at the time any future indebtedness is incurred, and whether originally payable to the Bank or to a third party and subsequently acquired by the Bank, including, without limitation, (a) any and all direct indebtedness of the Borrower to the Bank, including indebtedness evidenced by any and all promissory notes; (b) any and all obligations or liabilities of the Borrower to the Bank arising under any guaranty where the Borrower has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Borrower to the Bank arising from applications or agreements for the issuance of letters of credit; (d) late charges, loan fees or charges and overdraft indebtedness; (e) any agreement to indemnity the Bank for environmental liability or to clean up hazardous waste; (f) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including, without limit, liability for interest and attorneys’ fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Borrower of a bankruptcy petition, whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, the undersigned, Bank or third parties in any way relating to Bank’s rights with respect to such Borrower, the undersigned, or third party and/or affecting any collateral securing any obligation owed to Bank by Borrower, the undersigned, or any third party, probate proceedings, on appeal or otherwise; (g) any and all amendments, modifications, renewals and/or extensions of any of the above, including, without limit, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (h) all costs of collecting Indebtedness, including, without limit, attorneys’ fees and costs. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to reasonable fees, charges, costs and expenses of counsel and paralegals, whether inside or outside counsel is used, and whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. All costs and expenses shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Notwithstanding anything to the contrary in this Guaranty, the term “Indebtedness” shall not include any obligation of Borrower to Bank with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, the undersigned is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.

1.

LIMITATION: The total obligation of the undersigned under this Guaranty is UNLIMITED unless specifically limited in the Additional Provisions of this Guaranty, and this obligation (whether unlimited or limited to the extent specified in the Additional Provisions) shall include, IN ADDITION TO any limited amount of principal guaranteed, all interest on all Indebtedness, and all costs and expenses of any kind incurred by the Bank in collection efforts against the Borrower and/or the undersigned or otherwise incurred by the Bank in any way relating to the Indebtedness or this Guaranty, including without limit attorneys’ fees. Although the intent of the undersigned and the Bank is that California law shall apply to this Guaranty, regardless of whether California law applies, the undersigned further agree(s) as follows: With respect to the limitation, if any, stated in the Additional Provisions below on the amount of principal guaranteed under this Guaranty, the undersigned agree(s) that (a) this limitation shall not be a limitation on the amount of Borrower’s Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at, or prior to, the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing. Any reference in the Additional Provisions or elsewhere (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of the undersigned under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of the undersigned under any prior or subsequent guaranty given by the undersigned to the Bank.

2.	NATURE OF GUARANTY: This is a continuing Guaranty of payment and not of collection and remains effective whether the indebtedness is from time to time reduced and later increased or entirely extinguished and later re incurred. This Guaranty shall remain effective with respect to successive transactions which shall either continue the indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

The undersigned acknowledge(s) and agree(s) that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Borrower or any person or any security. No invalidity, irregularity or unenforceability of any part or all of the indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

The undersigned deliver(s) this Guaranty based solely on the undersigned’s independent investigation of (or decision not to investigate) the financial condition of Borrower and is (are) not relying on any information furnished by the Bank. The undersigned assume(s) full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. The undersigned waive(s) any duty on the part of the Bank, and agree(s) that it is not relying upon nor expecting the Bank to disclose to the undersigned any fact now or later known by the Bank, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigned’s risk under this Guaranty or the undersigned’s rights against the Borrower. The undersigned knowingly accept(s) the full range of risk encompassed in this Guaranty, which risk includes, without limit, the possibility that Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or the Borrower’s ability to pay debts as they mature, has deteriorated, The undersigned represent(s) and warrant(s) that: (a) the Bank has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the undersigned has (have) established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower’s financial condition. The undersigned agree(s) to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

3.	APPLICATION OF PAYMENTS: The undersigned authorize(s) the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including, without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waive(s) any provision of law regarding application of payments which specifies otherwise. The undersigned agree(s) to provide to the Bank copies of the undersigned’s financial statements upon request.

4.

SECURITY/SUBORDINATION: The undersigned pledge(s), assign(s) and grant(s) to the Bank a security interest in and lien upon and the right of setoff as to any and all property of the undersigned now or later in the possession of the Bank. The undersigned further assign(s) to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has (have) against the Borrower (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims. The undersigned subordinate(s) any claim of any nature that the undersigned now or later has (have) against the Borrower to and in favor of all Indebtedness and agree(s) not to accept payment or satisfaction of any claim that the undersigned now or later may have against the Borrower without the prior written consent of the Bank. Should any payment, distribution, security, or proceeds, be received by the undersigned upon or with respect to any claim that the undersigned now or may later have against the Borrower, the undersigned shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by the undersigned where required by the Bank) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by the undersigned as the property of the Bank. The undersigned agree(s) that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledge(s) and agree(s) that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether real or personal, to secure payment of the Indebtedness, and the undersigned is (are) not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

5.	OTHER GUARANTORS: If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). The undersigned acknowledge(s) that the effectiveness of this Guaranty is not conditioned on any or all of the indebtedness being guaranteed by anyone else. This action by the Bank shall not, however, be deemed to affect any right to contribution which may exist among the guarantors.

6.	TERMINATION: Any of the undersigned may terminate their obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgment of delivery; provided, however, the termination shall not be effective until the opening of business on the fifth (5th) day (“effective date”) following written acknowledgment of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or pursuant to any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank after the effective date of termination are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantors). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including, without limit, attorney fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

7.

REINSTATEMENT: Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the

Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liabilities imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank by the Borrower, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case, this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforced against the undersigned to the extent of all liability, cost and expenses, including, without limitation, reasonable attorneys’ fees and costs) incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank, to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

For purposes of this Guaranty, ‘‘Environmental Condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

8.	WAIVERS: The undersigned waive(s) any right to require the Bank to: (a) proceed against any person, including, without limit, the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) pursue any other remedy in the Bank’s power; (d) make any presentments or demands for performance, or give any notice of nonperformance, protest, notice of protest, notice of default, demand, notice of intent to accelerate or demand payment of any Indebtedness, dishonor or notice of dishonor, in connection with all or any part of the Indebtedness or any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness; (e) give any notice of acceptance of this Guaranty and presentment; or (f) give any and all other notices to which the undersigned might otherwise be entitled. The undersigned further (i) waives diligence in collecting any Indebtedness by the Bank and (ii) agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty.

The undersigned waive(s) any defense based upon or arising by reason of (a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (d) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to the Bank or intended or understood by the Bank or the undersigned; (e) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned understands that, absent this waiver, Bank’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which the undersigned has against Borrower. The undersigned further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.

The undersigned waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bank to commence a lawsuit against Borrower or the undersigned to collect any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bank to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

The undersigned waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

The undersigned unconditionally and irrevocably waive(s) each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge(s) that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the indebtedness, and acknowledge(s) that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledge(s) that the effectiveness of this Guaranty is subject to no conditions of any kind.

Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each of the undersigned waives all rights and defenses that any such undersigned may have because the Indebtedness is secured by real property. This means, among other things:

(1)	Bank may collect from any of the undersigned without first foreclosing on any real or personal property collateral pledged by any Borrower to secure the Indebtedness.

(2)	If Bank forecloses on any real property collateral pledged by any Borrower to secure the Indebtedness:

(a)	the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b)	Bank may collect from any of the undersigned even if Bank, by foreclosing on the real property pledged as collateral, has destroyed any right that the undersigned may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each of the Guarantor may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH OF THE UNDERSIGNED HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS, DEFENSES TO

PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, AND 2850.

The undersigned acknowledge(s) and agree(s) that this is a knowing and informed waiver of the undersigned’s rights as discussed above and that Bank is relying on this waiver in extending credit to Borrower.

The undersigned warrant(s) and agree(s) that each of the waivers set forth above are made with the undersigned’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.

9.	WAIVER OF SUBROGATION: Until the Indebtedness is irrevocably paid and discharged in full, the undersigned waive(s) any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid and discharged in full, the undersigned shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agree(s) to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys’ fees, incurred by the Bank in connection with the undersigned’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assume(s) full responsibility for enforcing and protecting these rights.

Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the undersigned is or becomes an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the undersigned shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. The undersigned warrant(s) and agree(s) that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of the undersigned’s status as an “insider” or’ “affiliate” of the Borrower, and undersigned shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

10.	SALE/ASSIGNMENT: The undersigned acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the indebtedness and any related obligations, including, without limit, this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now has or later acquires relating to the undersigned, this Guaranty or the Borrower in connection with such sale, assignment, transfer, negotiation, or grant, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agree(s) that the Bank may disclose these documents and information to the Borrower. The undersigned agree(s) that the Bank may provide information relating to this Guaranty or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

11.

GENERAL: This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of the Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns and shall be binding on the undersigned and the undersigned’s heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower, and the undersigned acknowledge(s) that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

12.	HEADINGS: Headings in this Guaranty are included for the convenience of reference only and shall not constitute a part of this Guaranty for any purpose.

13.	ADDITIONAL PROVISIONS:

Anything contained in the foregoing to the contrary notwithstanding, the maximum liability of the undersigned to Bank pursuant to this Guaranty shall not exceed the principal sum of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) under any circumstances, plus interest on that amount and all costs and expenses (including reasonable attorneys’ fees) incurred by Bank in enforcing this Guaranty or in collecting the Indebtedness. No payment by any person or entity other than the undersigned (including, without limitation, Borrower or any other guarantor of the indebtedness) with respect to the Indebtedness shall reduce the obligations of the undersigned to Bank hereunder unless and until the Indebtedness is fully and indefeasibly satisfied in cash and Bank has no further obligation to make loans or otherwise extend credit to Borrower. No application of any collateral or proceeds thereof (including, without limitation, any collateral given by the undersigned, Borrower or any other person or entity) with respect to the Indebtedness shall reduce the obligations of the undersigned to Bank hereunder unless and until the Indebtedness are fully and indefeasibly satisfied in cash and Bank has no further obligation to make loans or otherwise extend credit to Borrower.

14.	JURY TRIAL WAIVER: THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS GUARANTY, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, the undersigned have signed this Guaranty on August 30, 2013.

WITNESS:	GUARANTORS:

/s/ Jean-Paul Bouchereau	/s/ Jack R. White, Jr.

Jean-Paul Bouchereau	Jack R. White, Jr., individually
Vice President

GUARANTOR’S ADDRESS

STREET ADDRESS

CITY, STATE, ZIP CODE

EXHIBIT J

FORM OF SUBORDINATION AGREEMENT

[see attached]

Exhibit J

Subordination Agreement (All indebtedness and Liens)

HOME BREW MART, INC. (“Borrower”) is indebted to the undersigned, JACK WHITE, JR., a/k/a JACK R. WHITE, JR., (“Creditor”) in the principal sum of Four Hundred Thousand Dollars ($400,000) evidenced by a promissory note which indebtedness is unsecured and Creditor is or may become financially interested in Borrower and desires to aid Borrower in obtaining or having continued financial accommodations, whether by way of loan, commitment to loan, discounting of instruments, extensions of credit or the obtaining of any other financial aid from Comerica Bank (“Bank”).

In order to induce the Bank to extend or to continue to extend financial accommodations to Borrower from time to time, whether by way of a loan, commitment to ban, discounting of instruments, extension of credit or otherwise and in consideration of any of these financial accommodations, Creditor agrees as follows:

1.	Any and all obligations and liabilities of Borrower to Creditor, including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced (the “Subordinated Indebtedness”), are subordinated in right of payment to any and all obligations and liabilities of Borrower to the Bank, including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and however evidenced, together with all other sums due thereon and all costs of collecting the same (including, without limit, reasonable attorney fees) for which Borrower is liable (the “Senior Indebtedness”).

2.	Creditor will not ask for, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise), or offer to make any discharge or release of, any of the Subordinated Indebtedness, and Creditor waives any such rights with respect to the Subordinated Indebtedness nor shall Creditor exercise any rights of subrogation or other similar rights with respect to the Senior Indebtedness.

3.	Creditor will not exercise any of Creditor’s rights in any collateral now or later securing the Subordinated Indebtedness. All rights of Creditor in any collateral now or later securing the Subordinated Indebtedness are subordinated to all rights of the Bank now or later existing in any of the same collateral securing the Senior Indebtedness.

4.	Creditor authorizes and empowers the Bank to demand, enforce payment by legal proceedings, receive and give acquittances for the Subordinated Indebtedness and to exercise all rights of Creditor in any security (other than a deed of trust, mortgage or security interest covering real property or a principal dwelling) now or later held for the Subordinated Indebtedness. As collateral for the Senior Indebtedness, Creditor hereby pledges, assigns and grants to Bank a security interest in the Subordinated indebtedness, any collateral or other security (other than a deed of trust, mortgage or security interest covering real property or a principal dwelling) for the Subordinated Indebtedness, and all claims or demands of Creditor in connection therewith, with full right on the part of the Bank, in its own name or in the name of Creditor, to collect and enforce these claims or demands, by suit, proof of debt in bankruptcy, or in any other proceeding involving dissolution, insolvency, liquidation or an adjustment of the indebtedness of Borrower, The Bank has no obligation to the Creditor to take any steps with regard to these claims or demands, the Subordinated Indebtedness, or any collateral or other security for the Subordinated Indebtedness.

5.	Should any payment, distribution or security or proceeds from these be received by Creditor upon or with respect to the Subordinated Indebtedness prior to the satisfaction in full of the Senior Indebtedness, Creditor shall immediately deliver same to the Bank in the form received (except for endorsement or assignment by Creditor where required by the Bank), for application on the Senior Indebtedness (whether or not then due and in such order of maturity as Bank elects) and, until so delivered, the same shall be held in trust by Creditor as the property of the Bank.

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6.	Creditor represents and warrants that it has not made or permitted to be made and shall not make or permit any assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated indebtedness or any collateral or other security for the Subordinated Indebtedness so long as this Agreement remains in effect. Creditor shall, on the date of this Agreement or promptly upon receipt if not yet delivered to Creditor, deliver to the Bank, endorsed if required by the Bank, all notes and other instruments evidencing any Subordinated indebtedness. Creditor authorizes Bank to execute and file in the name of and on behalf of Creditor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement. The Bank is to have all the rights and remedies of a secured creditor under the California Uniform Commercial Code, as amended from time to time, with respect to such interests. Creditor further makes, constitutes and appoints Bank its true and lawful attorney- in-fact with full power of substitution to take any action in furtherance of this Agreement, including, but not limited to, the signing of financing statements, endorsing of instruments, and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of any collateral. Such appointment shall be deemed irrevocable and coupled with an interest.

7.	This Agreement constitutes a continuing agreement of subordination, even though at times Borrower is not indebted to the Bank, The Bank may continue, in reliance on this Agreement, without notice to Creditor, to lend monies, extend credit, modify, renew or make other financial accommodations, to or for the account of Borrower until the fifth (5th) day (“effective date”) following written acknowledgment by an officer of the Bank that the Bank received written notice of revocation of this Agreement from Creditor. Any such notice of revocation shall not be effective as to any Senior Indebtedness existing at the effective date of revocation or any Senior Indebtedness created after that pursuant to any commitment or agreement of the Bank or pursuant to any Borrower loan (whether advances or readvances by the Bank after the effective date of revocation are optional or obligatory) existing at the effective date of revocation or any modifications or renewals of any Senior Indebtedness, whether in whole or in part. Possession by the Bank of any note or other evidence of indebtedness made, endorsed or guaranteed by Borrower shall be conclusive evidence (but not the only means of establishing) that Borrower is indebted to the Bank.

8.	Creditor shall indemnify the Bank against alt claims, damages, costs, and expenses, including, without limit, reasonable attorneys’ fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit relating to the revocation of this Agreement.

9.	Creditor delivers this Agreement based solely on Creditor’s independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by the Bank. Creditor assumes full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Senior Indebtedness or any other matter which Creditor may deem necessary or appropriate now or later. Creditor waives any duty on the part of the Bank, and agrees that Creditor is not relying upon nor expecting the Bank to disclose to Creditor any fact now or later known by the Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Senior Indebtedness, the occurrence of any default with respect to the Senior Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Creditor’s risk or Creditor’s rights against Borrower. Creditor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limit, the possibility that Borrower may incur Senior Indebtedness to the Bank after the financial condition of Borrower, or its ability to pay Borrower’s debts as they mature, has deteriorated. Creditor acknowledges and agrees that the Bank’s rights under this Agreement are not conditioned upon pursuit by the Bank of any remedy the Bank may have against Borrower or any other person or any other security. The absence of Borrower’s signature at the end of this Agreement shall in no way impair or affect the validity of this Agreement.

10.

The Bank, in its sole discretion, without notice to Creditor, may release, exchange, enforce and otherwise deal with any security now or later held by the Bank for payment of the Senior Indebtedness or release any party now or later liable for payment of the Senior Indebtedness without affecting in any manner the Bank’s rights under this Agreement. Creditor acknowledges and agrees that the Bank has no obligation to acquire or perfect any lien on or

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security interest in any asset(s), whether realty or personal, to secure payment of the Senior indebtedness, and Creditor is not relying upon assets in which the Bank has or may have a lien or security interest for payment of the Senior Indebtedness.

11.	Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by the Bank in respect of the Senior Indebtedness is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement, shall be enforceable against the Creditor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, the Creditor agrees upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the Creditor to do so shall not affect in any way the reinstatement or continuation.

12.	Creditor waives, to the extent not expressly prohibited by applicable law, any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Sections 9611 or 9621 of the California or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Bank’s power. Creditor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Senior Indebtedness, and agrees that the Bank may, once or any number of times, modify the terms of any Senior Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Indebtedness, or permit the Borrower to incur additional Senior Indebtedness, all without notice to Creditor and without affecting in any manner the unconditional obligations of Creditor under this Agreement.

13.	Creditor acknowledges that the Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Senior indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has or acquires relating to Creditor and this Agreement, however obtained. Creditor further agrees that the Bank may disclose such documents and information to the Borrower. Creditor further agrees that the Bank may provide information relating to this Agreement or relating to the Creditor to the Bank’s parent, affiliates, subsidiaries and service providers.

14.	No waiver or modification of any of its rights under this Agreement shall be effective unless the waiver or modification shall be in writing and signed by an authorized officer on behalf of the Bank. Each waiver or modification shall be a waiver or modification only with respect to the specific matter to which the waiver or modification relates and shall in no way impair the rights of the Bank or the obligations of Creditor to the Bank in any other respect.

15.	This Agreement shall bind and be for the benefit of Creditor and the Bank and their respective successors and assigns, and shall be construed according to the laws of the State of California without regard to conflict of laws principles. If this Agreement is executed by two or more persons, it shall bind each of them individually as well as jointly.

16.	The term “Borrower”, as used in this Agreement, includes any person, corporation, partnership or other entity which succeeds to the interests or business of Borrower named above, and the terms “Senior Indebtedness” and “Subordinated indebtedness” include indebtedness of any successor Borrower to the Bank and Creditor.

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17.	Creditor agrees to reimburse the Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal fees, and reasonable attorney fees whether inside or outside counsel is used, whether or not suit is instituted and, if instituted, whether at the trial or appellate level, in a bankruptcy, probate or administrative proceeding, or otherwise) incurred in enforcing any of the duties and obligations of Creditor under this Agreement.

18.	Creditor waives any defense against the enforceability of this Agreement based upon or arising by reason of the application by Borrower of the proceeds of any indebtedness for purposes other than the purposes represented by Borrower to the Bank or intended or understood by the Bank or Creditor. Creditor waives all rights to require the Bank to marshall the Collateral or any other property the Bank may at any time have as security for the Indebtedness and waives all right to require the Bank to first proceed against any guarantor or other person before proceeding against the Collateral.

19.	The relative priorities of the Bank and Creditor in the Collateral as set forth in this Agreement control irrespective of the time, method or order of attachment or perfection of the liens and security interests acquired by the parties in the Collateral and irrespective of the priorities as would otherwise be determined by reference to the Uniform Commercial Code or other applicable laws. Creditor shall not contest the validity, priority or perfection of the Bank’s security interest in the Collateral (regardless of whether the Bank’s security interest in the Collateral is valid or perfected). The priorities of any liens or security interests of the parties in any property of the Borrower other than the Collateral are not affected by this Agreement and shall be determined by reference to applicable law. The Bank’s rights under this Agreement are in addition to, and not in substitution of, its rights under any other subordination agreement with Creditor.

20.	Special Provisions:

Anything contained in this Agreement to the contrary notwithstanding, so long as Bank has received all payments required under the Senior Indebtedness and so long as no event of default has occurred or is continuing thereunder, then Borrower may pay to Creditor, and Creditor may accept and retain from Borrower, as and when each becomes due and payable, (a) regularly scheduled payments of interest only in the amount of $1,771.21 under the Promissory Note in the original principal amount of $354,241.81, dated as of December 31, 2011, made by Borrower to Creditor and (b) regularly scheduled payments of principal and interest in the amount of $8,221.50 under the Promissory Note in the original principal amount of $95,525.04, dated as of December 31, 2011, made by Borrower to Creditor, provided, that in each case such payments to Creditor shall not cause or result in any default or violation by Borrower of any affirmative or negative covenant, term, condition, or other provision of the Senior Indebtedness. In no event, however, shall Creditor at any time accept or retain any such payment more than 30 days prior to the due date therefor, nor otherwise accept or retain any payments on or against the Subordinated Indebtedness except as expressly provided in the documents, instruments or agreements entered into evidencing the Subordinated Indebtedness.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

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IN WITNESS WHEREOF, Creditor has caused this Agreement to be executed as of August 30, 2013.

CREDITOR	CREDITOR’S ADDRESS:

/s/ Jack R. White, Jr.

Jack White, Jr., a/k/a Jack R. White, Jr.

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EXHIBIT K

LESSOR’S ACKNOWLEDGMENT AND SUBORDINATION

The undersigned,                                          , (“Lessor”) under the terms of a Lease, a copy of which is attached hereto (“Lease”), acknowledges that its tenant, Home Brew Mart, Inc. a California corporation (“Lessee”), has or will receive from Comerica Bank (“Bank”) certain credit accommodations.

1. The premises leased to Lessee (“Leased Premises”) are as follows:

2. Lessor agrees to notify Bank in writing (at the address specified below or at any other address given by Bank in writing to Lessor) not less than thirty (30) days before commencing any proceedings or otherwise taking any action to terminate the Lease or to enforce its remedies thereunder.

3. Lessor agrees that all of Lessee’s machinery, equipment, inventory, fixtures or other property (“Lessee’s Property”) which may be located on the Leased Premises shall remain the personal property of the Lessee and shall not become a fixture or part of the realty notwithstanding anything that may be implied by law from the mode of attachment, installation or otherwise. Lessor further agrees that any lien or security interest Lessor may claim against any of Lessee’s Property is subordinated to any lien or security interest now or subsequently held by Bank in any of such property.

4. Lessor acknowledges that, notwithstanding any noncompliance with or default by Lessee under the Lease, the Bank shall have the limited right to enter into and remain in possession of the Leased Premises for a reasonable period not to exceed ninety (90) consecutive days for the purpose of enforcing its liens and security interests in Lessee’s Property, including the sale and/or detachment and/or removal from the Leased Premises of such property. Bank shall pay to Lessor, on a weekly basis in advance (pro rata, depending on the number of days Bank is in possession), the current monthly rent accruing under the Lease during the period while Bank is in possession of the Leased Premises, Bank shall have no responsibility whatsoever for any back rent or other obligations which have accrued under the Lease prior to Bank’s entry into possession under this paragraph.

5. Lessor further agrees that Bank’s rights have been given for security purposes only, and that unless and until Bank agrees expressly and in writing to do so, Bank shall have no obligations whatsoever under the Lease.

Dated:	August 30, 2013	LESSOR:

By:
Its:

ACKNOWLEDGMENT OF LESSEE: Home Brew Mart, Inc.		BANK’S ADDRESS Comerica Bank

By:
Name:		Attention:
Title:
[attach copy of lease]

Exhibit K

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (“Amendment”) is made on May 13, 2014 (“Amendment #1 Effective Date”) between Home Brew Mart, Inc., a California corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated August 30, 2013 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

Borrower has requested that Bank make additional loans or other credit available under the Credit Agreement and Bank has agreed on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms, which are defined in the Credit Agreement, are given the following amended definitions:

“Revolving Credit Maturity Date” means September 1, 2016, or any later date to which Borrower and Bank extend the maturity of the Revolving Credit Note by their written agreement, or any earlier date that the Revolving Loans shall become due and payable by acceleration, demand or otherwise.

“Specific Advance Facility Amount” means Seventeen Million and 00/100 Dollars ($17,000,000.00).

“Specific Advance Facility Draw Period” means the period from the Effective Date to December 1, 2014.

(b) Section 6.1(a) is amended to read in its entirety as follows:

“(a) Annual Financial Reports. In form and on reporting basis satisfactory to Bank, not later than 120 days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2014, audited financial statements of Borrower on a consolidated and consolidating basis containing the balance sheet of Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be accompanied by unqualified audit reports (effectively indicating that no modifications are needed for conformity with GAAP) from independent certified public accountants of recognized standing selected by Borrower and acceptable to Bank.”

(c) The following provision is added at the end of Section 6.6 [Inspections]:

“At least annually, Borrower shall permit comprehensive inspections, examinations and audits by Bank of Borrower’s accounts receivable, inventory and other Collateral and

Borrower shall reimburse Bank for all reasonable costs and expenses incurred by Bank in connection with such inspections, examinations and audits, and to pay to Bank such fees as Bank may reasonably charge in respect of such inspections, examinations and audits, or as otherwise may be mutually agreed upon by Borrower and Bank.”

(d) The following provision is added as new Section 6.14(f) [Miramar Project Covenants]:

“(f) Within 5 days after and as of the end of each month, beginning with the month ending May 31, 2014, deliver to Bank an update to the Project Budget setting forth in form and detail reasonably satisfactory to Bank all variances from the initial Project Budget, the amounts incurred to date for all Project Budget items, the amounts paid to date, all hold-backs and reserves, the amounts currently owing to all contractors and other suppliers, and the costs to complete the Project.”

(e) Schedule 5.23 [Project Budget] is amended to be in the form of attached Amended Schedule 5.23.

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s organization documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) No Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Effective Date.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment and the documents identified on attached Schedule 4(a), each duly executed by Borrower and/or Guarantors as applicable;

(b) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by Written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

11. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses, and disbursements.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

[end of amendment – signature page follows]

This Amendment No. 1 to Credit Agreement is executed and delivered as of the Amendment #1 Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ Jean-Paul Bouchereau	By:	/s/ Jack R. White Jr.

Name:	Jean-Paul Bouchereau	Name:	Jack R. White Jr

Title:	VP	Title:	CEO

Acknowledgement and Consent of Guarantors

Each of the undersigned has guaranteed the payment and performance of the Indebtedness / Obligations by Borrower pursuant to Guaranties dated August 30, 2013. Each of the undersigned (a) acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 1 to Credit Agreement and each of the documents identified on attached Schedule 4(a), and (b) agrees that (i) its guaranty remains in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Amendment No. 1 to the Credit Agreement, the Credit Agreement, its guaranty, or the other Loan Documents. Each of the undersigned further represents that it is in compliance with all of the terms and conditions of its guaranty.

Ballast Point Spirits LLC

Signature:	/s/ Jack White	By:	/s/ Jack R. White Jr.

Name:	Jack White	Name:	Jack R. White Jr

Dated:	May 13, 2014	Title:	Member

		Dated:	May 13, 2014

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (“Amendment”) is made on September 16, 2014 (“Amendment Effective Date”) between Home Brew Mart, Inc., a California corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated August 30, 2013 as amended by Amendment No. 1 to Credit Agreement dated May 13, 2014 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

Borrower has requested that Bank make additional loans or other credit available under the Credit Agreement and Bank has agreed on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms, which are defined in the Credit Agreement, are given the following amended definitions:

“ ‘Fixed Charge Coverage Ratio’ means, as of any date of determination, the ratio of:

(a) EBITDA, measured for the twelve months ending on the date of determination, minus (i) Distributions and taxes paid in cash for the same period, and (ii) Unfinanced CAPEX measured on a current fiscal year-to-date basis for all dates of determination from September 30, 2014 through December 31, 2015, and measured for the twelve months then ending for all dates of determination thereafter; to

(b) Borrower’s interest expense for the twelve months then ending plus current maturities of Borrower’s capitalized leases on the date of determination plus (i) the principal amount of long term indebtedness for borrowed money paid in cash measured on a current fiscal year-to-date basis for all dates of determination from September 30, 2014 through December 31, 2014, and (ii) current maturities of long term indebtedness for borrowed money for all dates of determination thereafter.

‘Revolving Credit Amount’ means Four Million and 00/100 Dollars ($4,000,000).

‘Specific Advance Facility Amount’ means Nineteen Million and 00/100 Dollars ($19,000,000.00).

‘Specific Advance Facility Draw Period’ means the period from the Effective Date to December 1, 2014.

‘Unfinanced CAPEX’ means, for any period of determination, Borrower’s Capital Expenditures that were neither made with the proceeds of borrowings or other indebtedness nor reimbursed by any landlord or other third party.

(b) Section 6.2(b) is amended to read in its entirety as follows:

“(b) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain its Fixed Charge Coverage Ratio at not less than 1.25:1.00; provided, however, that for the fiscal quarter ending June 30, 2014, no amount of Unfinanced CAPEX will be taken into account in calculating the Fixed Charge Coverage Ratio.

(c) Schedule 5.23 [Project Budget] is amended to be in the form of attached Amended Schedule 5.23.

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s organization documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) No Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Effective Date.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, the attached Acknowledgement and Consent of Guarantors, and the documents identified on attached Schedule 4(a), each duly executed by Borrower and/or Guarantors as applicable;

(b) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

11. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses, and disbursements.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment No. 2 to Credit Agreement is executed and delivered as of the Amendment Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ JP Bouchereau	By:	/s/ Jack R. White Jr.

Name:	JP Bouchereau	Name:	Jack R. White Jr

Title:	RM	Title:	CEO

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (“Amendment”) dated January 2, 2015 (“Amendment Effective Date”) is made between Home Brew Mart, Inc., a California corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated August 30, 2013, as amended by Amendment No. 1 to Credit Agreement dated May 13, 2014 and Amendment No. 2 to Credit Agreement dated September 16, 2014 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

Borrower has requested that Bank make additional loans or other credit available under the Credit Agreement and Bank has agreed on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms and their associated definitions are hereby added to Section 1.1 of the Agreement in appropriate alphabetical order:

“ “Revolving Credit B” means the Loans provided for under Section 2.1 A.

“Revolving Credit B Commitment Amount” means, as of any applicable date of determination, Two Million and 00/100 Dollars ($2,000,000.00).

“Revolving Credit B Loan” means an advance under the Revolving Credit B made by Bank to Borrower.

“Revolving Credit B Maturity Date” means September 1, 2016, or any later date to which Borrower and Bank extend the maturity of the Revolving Credit B Note by their written agreement, or any earlier date that the Revolving Credit B Loans shall become due and payable by acceleration, demand or otherwise.

“Revolving Credit B Note” means a promissory note substantially in the form and content of Exhibit A.”

(b) Section 2.1 A is added to the Agreement immediately after Section 2.1 to read as follows:

“2.1 A. Revolving Credit B.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to make Revolving Credit B Loans to Borrower on a revolving basis in such amount as Borrower shall request pursuant to the Revolving Credit B Note at any time from the Effective Date until the Revolving Credit B Maturity Date, up to an aggregate principal amount outstanding at any time not to exceed the Revolving Credit B Commitment Amount, provided that each Disbursement Date must be a

Business Day. Borrower shall request Revolving Credit B Loans only to finance the purchase of hops and related costs in the ordinary course of its business.

(b) The Revolving Credit B Loan shall be evidenced by and advanced pursuant to the terms of the Revolving Credit B Note, executed by Borrower, dated January 2, 2015, and the Revolving Credit B Loan shall bear interest at the rate(s) set forth in the Revolving Credit B Note. Principal, interest, and other sums due under the Revolving Credit B Loan shall be computed in accordance with, shall be payable and may only be prepaid, at the times, in the amounts, at the places, in the manner, and otherwise in accordance with the terms and conditions set forth in the Revolving Credit B Note.”

(c) Section 6.1(f) is amended to read in its entirety as follows:

“(f) [reserved]”

(d) The address for notices to Borrower, as contemplated by Section 9.12, is changed to be:

9045 Carroll Way

San Diego, CA 92121

Attention: Chief Financial Officer

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s organization documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) No Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Effective Date.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, the attached Acknowledgement and Consent of Guarantor, and the documents identified on attached Schedule 4(a), each duly executed by Borrower and/or Guarantors as applicable;

(b) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. Release of Guaranty. Bank hereby releases and discharges Jack R. White, Jr. from all obligations and liabilities to Bank arising under or pursuant to the Guaranty dated August 30, 2013, made by him to

Bank in connection with or in support of the Obligations. This release relates only to Jack R. White, Jr., and does not release or discharge any other guarantor of any of the Obligations.

6. Consent to Payment of Subordinated Debt. Notwithstanding the terms of the Subordination Agreement dated August 30, 2013, made by Jack R. White, Jr. to Bank, Borrower may pay to Jack R. White, Jr., and he may accept and retain from Borrower, a payment of not more than $200,000.00 for application to the indebtedness under the promissory notes identified in that Subordination Agreement, provided that such payment is made before January 31, 2015, and that no Event of Default exists at the time of such payment.

7. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

8. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

9. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

10. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

11. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

12. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

13. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

14. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses, and disbursements.

15. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment No. 3 to Credit Agreement is executed and delivered as of the Amendment Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ Jean-Paul Bouchereau	By:	/s/ Jack R. White Jr.

Name:	Jean-Paul Bouchereau	Name:	Jack R. White Jr

Title:	VP	Title:	CEO

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (“Amendment”) is made on February 10, 2015 (“Amendment No. 4 Effective Date”) between Home Brew Mart, Inc., a California corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated August 30, 2013 as amended by Amendment No. 1 to Credit Agreement dated May 13, 2014, Amendment No. 2 to Credit Agreement dated September 16, 2014, and Amendment No. 3 to Credit Agreement dated January 2, 2015 (“Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

Borrower has requested that Bank make additional loans or other credit available under the Credit Agreement and Bank has agreed on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms, which are defined in the Credit Agreement, are given the following amended definitions:

“Advance” means a disbursement of a Revolving Loan, a Specific Advance Facility Advance, a Specific Advance Facility B Advance or any other loan or extension of credit made by Bank to Borrower pursuant to this Agreement.

“Loan” means any one or more of the advances under the Revolving Credit, the Specific Advance Facility or the Specific Advance Facility B.

“Note” means the Revolving Credit Note, the Specific Advance Facility Note and the Specific Advance Facility B Note, or any of them and “Notes” means all of them.

(b) The following terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Amendment No. 4 Effective Date” has the meaning set forth in that certain Amendment No. 4 to Credit Agreement between Borrower and Bank.

“Specific Advance Facility B” means the Loans provided for under Section 2.10.

“Specific Advance Facility B Advance” or “SAF B Advance” means an advance under the Specific Advance Facility B made by Bank to Borrower.

“Specific Advance Facility B Amount” means Seven Million and 00/100 Dollars ($7,000,000.00).

“Specific Advance Facility B Draw Period” means the period from the Amendment No. 4 Effective Date to February 1, 2016.

1

“Specific Advance Facility B Note” means that certain Promissory Note (Specific Advance Facility B) dated as of the Amendment No. 4 Effective Date and executed by Borrower in favor of Bank.

“Specific Advance Facility B Maturity Date” means March 1, 2022, or any later date to which Borrower and Bank extend the maturity of the Specific Advance Facility B Note by their written agreement, or any earlier date that the Specific Advance Facility B shall become due and payable by acceleration, demand or otherwise.

(c) Section 2.2(d) is amended to read in its entirety as follows;

“(d) To the extent such prepayments are not applied, at Borrower’s election, to the Specific Advance Facility B as set forth in Section 2.10(d), within 60 days after each Recapture Period, commencing with the Recapture Period ending December 31, 2015 (the “2015 Recapture Period”), Borrower shall:

(i) submit to Bank for its review and approval Borrower’s computation of the Excess Cash Flow Amount for such Recapture Period, and

(ii) upon Bank’s approval of such computation, prepay the principal amount of the Specific Advance Facility in an amount equal to:

(1) 25% of the Excess Cash Flow Amount for the 2015 Recapture Period, and 40% of the Excess Cash Flow Amount for each subsequent Recapture Period, less

(2) any prepayments Borrower made on either the Specific Advance Facility or the Specific Advance Facility B during the Recapture Period (other than pursuant to this Section 2.2(d) or Section 2.10(d), as applicable).”

(d) Section 2.10 is added to the Credit Agreement in proper numerical order as follows:

“2.10 Specific Advance Facility B.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to make Specific Advance Facility B Advances to Borrower on a non-revolving basis in such amount as Borrower shall request at any time during the Specific Advance Facility B Draw Period, up to an aggregate principal amount outstanding at any time not to exceed the Specific Advance Facility B Amount, provided that each Disbursement Date must be a Business Day.

(b) The Specific Advance Facility B shall be evidenced by and advanced pursuant to the terms of the Specific Advance Facility B Note, executed by Borrower, dated as of the Amendment No. 4 Effective Date, and the Specific Advance Facility B shall bear interest at the rate(s) set forth in the Specific Advance Facility B Note. Principal, interest, and other sums due under the Specific Advance Facility B shall be computed in accordance with, shall be payable and may only be prepaid, at the times, in the amounts, at the places, in

2

the manner, and otherwise in accordance with the terms and conditions set forth in the Specific Advance Facility B Note.

(c) Borrower shall:

(i) request a SAF B Advance only for the purpose of paying the hard and soft costs of Capital Expenditures incurred during the Specific Advance Facility B Draw Period the “SAF B Costs”):

(ii) not borrow SAF B Advances for more than 100% of the SAF B Costs; and

(iii) submit with each request for an SAF B Advance copies of all applicable invoices or statements from the applicable vendors or contractors.

(d) To the extent such prepayments are not applied, at Borrower’s election, to the Specific Advance Facility set forth in Section 2.2(d), within 60 days after each Recapture Period, commencing with the 2015 Recapture Period (as defined in Section 2.2(d)), Borrower shall:

(i) submit to Bank for its review and approval Borrower’s computation of the Excess Cash Flow Amount for such Recapture Period, and

(ii) upon Bank’s approval of such computation, prepay the principal amount of the Specific Advance Facility B in an amount equal to:

(1) 25% of the Excess Cash Flow Amount for the 2015 Recapture Period, and 40% of the Excess Cash Flow Amount for each subsequent Recapture Period, less

(2) any prepayments Borrower made on either the Specific Advance Facility or the Specific Advance Facility B during the Recapture Period (other than pursuant to Section 2.2(d) or this Section 2.10(d), as applicable).”

(e) Section 6.2(a) is amended to read in its entirety as follows:

“(a) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain its Fixed Charge Coverage Ratio at not less than 1.25:1.00; provided, however, that for the fiscal quarter ending June 30,2014, no amount of Unfinanced CAPEX will be taken into account in calculating the Fixed Charge Coverage Ratio.”

(f) Section 6.2(b) is amended to read in its entirety as follows:

“(b) Senior Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2013, maintain its Senior Leverage Ratio at not more than the ratio set forth below at the applicable measurement dates:

3

Applicable Measurement Dates	Maximum Ratio

September 30, 2013, through September 30, 2014	3.25:1.00

From and after December 31, 2014	2.75:1.00”

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s organization documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) No Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Effective Date.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, the attached Acknowledgement and Consent of Guarantor, and the documents identified on attached Schedule 4(a), each duly executed by Borrower and/or Guarantor as applicable;

(b) payment of the commitment fee in respect the Specific Advance Facility B in the amount of $17,500, which fee shall be earned, and shall be due and payable in full on the Amendment No. 4 Effective Date.

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

4

8. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

11. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses; and disbursements.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment No. 4 to Credit Agreement is executed and delivered as of the Amendment No. 4 Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ JP Bouchereau	By:	/s/ Jim Buechler

Name:	JP Bouchereau	Name:	Jim Buechler
Title:	Vice President	Title:	President

5

Execution Copy

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (“Amendment”) is made on June 30, 2015 (“Amendment No. 5 Effective Date”) between Home Brew Mart, Inc., a California corporation (“Borrower”), and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated August 30, 2013, as amended by Amendment No. 1 to Credit Agreement dated May 13, 2014, Amendment No. 2 to Credit Agreement dated September 16 2014, Amendment No. 3 to Credit Agreement dated January 2, 2015, and Amendment No. 4 to Credit Agreement dated February 10, 2015 (“Credit Agreement”), providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

Borrower has requested that Bank make additional amendments to the Credit Agreement and Bank has agreed on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following terms, which are defined in the Credit Agreement, are given the following amended definitions:

““Consolidated” or “consolidated” means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to “consolidated” financial statements or data of Borrower include consolidation with its Subsidiaries in accordance with GAAP. For the avoidance of doubt, when used with reference to any financial term, covenant or reporting applicable to the Borrower, “consolidated” mean the aggregate of Borrower and Ballast Point Spirits without duplication.”

““Revolving Credit Commitment Amount’ means Ten Million and 00/100 Dollars ($10,000,000).”

““Revolving Credit Maturity Date” means September 1, 2020, or any later date to which Borrower and Bank extend the maturity of the Revolving Credit Note by their written agreement, or any earlier date that the Revolving Loans shall become due and payable by acceleration, demand or otherwise.”

““Specific Advance Facility B Amount” means Fifteen Million and 00/100 Dollars ($15,000,000.00).”

““Specific Advance Facility B Maturity Date” means September 1, 2020, or any later date to which Borrower and Bank extend the maturity of the Specific Advance Facility B Note by their written agreement, or any earlier date that the Specific Advance Facility B shall become due and payable by acceleration, demand or otherwise.

(b) The following terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

““Amendment No. 5 Effective Date” has the meaning set forth in that certain Amendment No. 5 to Credit Agreement between Borrower and Bank.”

““Ballast Point Credit Agreement” means that certain Credit Agreement dated as of June 30, 2015, as may be amended, restated or modified from time to time.”

““Unused Revolving Commitment Fee” has the meaning given to such term in Section 2.6(c).”

(c) Section 2.2(d) is amended to read in its entirety as follows:

“(d) To the extent (x) Borrower’s Senior Leverage Ratio, as of the end of such Recapture Period, is greater than 2.00:1.00 (as evidenced by a Covenant Compliance Certificate for the last fiscal quarter of such Recapture Period and delivered to Bank in accordance with Section 6.1(c)), and (y) such prepayments are not applied, at Borrower’s election, to either the Specific Advance Facility B as set forth in Section 2.10(d) or that certain Specific Advance Facility under the Ballast Point Credit Agreement, within 60 days after each Recapture Period, commencing with the Recapture Period ending December 31, 2015 (the “2015 Recapture Period”), Borrower shall:

(i) submit to Bank for its review and approval Borrower’s computation of the Excess Cash Flow Amount for such Recapture Period, and

(ii) upon Bank’s approval of such computation, prepay the principal amount of the Specific Advance Facility in an amount equal to:

(1) 25% of the Excess Cash Flow Amount for the 2015 Recapture Period, and 40% of the Excess Cash Flow Amount for each subsequent Recapture Period, less

(2) any prepayments Borrower made on either the Specific Advance Facility or the Specific Advance Facility B during the Recapture Period (other than pursuant to this Section 2.2(d) or Section 2.10(d), as applicable).”

(d) Clause (c) of Section 2.6 is added to the Credit Agreement in proper order as follows:

“(c) Borrower shall pay to Bank on a quarterly basis an unused commitment fee (the “Unused Revolving Commitment Fee”) in an amount equal to one quarter of one percent (0.25%) per annum times the difference of the Revolving Credit Commitment Amount minus the average daily outstanding Revolving Loans during the prior quarter. The Unused Commitment Fee shall begin to accrue on the Amendment No. 5 Effective Date and shall be due and payable, in arrears, on the first Business Day of each January, April, July, and October, and the Revolving Loans Maturity Date. The Unused Commitment Fee shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.”

(e) Section 2.10(d) is amended to read in its entirety as follows:

“(d) To the extent (x) Borrower’s Senior Leverage Ratio, as of the end of such Recapture Period, is greater than 2.00:1.00 (as evidenced by a Covenant Compliance Certificate for the last fiscal quarter of such Recapture Period and delivered to Bank

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in accordance with Section 6.1(c)), and (y) such prepayments are not applied, at Borrower’s election, to the Specific Advance Facility set forth in Section 2.2(d) or that certain Specific Advance Facility under the Ballast Point Credit Agreement, within 60 days after each Recapture Period, commencing with the 2015 Recapture Period (as defined in Section 2.2(d)), Borrower shall:

(i) submit to Bank for its review and approval Borrower’s computation of the Excess Cash Flow Amount for such Recapture Period, and

(ii) upon Bank’s approval of such computation, prepay the principal amount of the Specific Advance Facility B in an amount equal to:

(1) 25% of the Excess Cash Flow Amount for the 2015 Recapture Period, and 40% of the Excess Cash Flow Amount for each subsequent Recapture Period, less

(2) any prepayments Borrower made on either the Specific Advance Facility or the Specific Advance Facility B during the Recapture Period (other than pursuant to Section 2.2(d) or this Section 2.10(d), as applicable).”

(f) Section 7.6 is amended to read in its entirety as follows:

“7.6 Dividends. Declare or pay or make any Distribution (whether by redemption, retirement, reduction of capital or otherwise) with respect to any of its owner’s, shareholder’s or members’ interests, except for (a) dividends paid in shares of stock, (b) dividends paid by any Subsidiary to Borrower, and (c) Distributions that do not exceed, in the aggregate on a trailing twelve month basis, 20% of Borrower s Net Income for such period, as long as (i) at the time of such Distribution, no Default or Event of Default exists or has occurred and is continuing and (ii) payment of such Distribution will not result in Borrower’s failure to be in compliance with the covenants set forth in Section 6.2 either as of the date of the Distribution or as of the next date provided in Section 6.2 for measuring Borrower’s compliance with those covenants.”

(g) Section 8.1(d) is amended to read in its entirety as follows:

“(d) Noncompliance with Agreement. If Borrower, any of its Subsidiaries or any Guarantor shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement (other than as set forth in Section 8.1(c)), any Loan Document, or any other agreement with Bank to which it may be a party (other than as provided in Sections 8.1(a) and (f)), and which is not cured (i) by Borrower within 15 days after the earlier of the date of notice to Borrower by Bank of such Default or the date Bank is notified, or should have been notified, pursuant to Borrower’s obligation under Section 6.1, of such Default, or (ii) by any Guarantor within the applicable period of grace or cure, if any, provided with respect thereto in the relevant Loan Document or other agreement with Bank.”

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all

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respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s organization documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) No Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Amendment No. 5 Effective Date.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, the attached Acknowledgement and Consent of Guarantor, the attached Certification of Continued Corporate Authority, and the documents identified on attached Schedule 4(a), each duly executed by Borrower and/or Guarantor as applicable;

(b) evidence of termination of that certain UCC-1 financing statement no. 12-7308809371 filed with the California Secretary of State’s Office in favor of Corporation Service Company, as representative, and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

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11. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses; and disbursements.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment No. 5 to Credit Agreement is executed and delivered as of the Amendment No. 5 Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ JP Bouchereau	By:	/s/ Jack R. White Jr.

Name:	JP Bouchereau	Name:	Jack R. White Jr.
Title:	Vice President	Title:	CEO

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Execution Copy

AMENDMENT NO. 6 TO CREDIT AGREEMENT, CONSENT AND DEFAULT WAIVER

This Amendment No. 6 to Credit Agreement, Consent and Default Waiver (“Amendment”) is made on July 31, 2015 (“Amendment No. 6 Effective Date”) between Home Brew Mart, Inc., a California corporation (“Borrower”), and Comerica Bank, a Texas banking association (“Bank”).

Borrower and Bank entered into a Credit Agreement dated as of August 30, 2013, as amended by Amendment No. 1 to Credit Agreement dated as of May 13, 2014, Amendment No. 2 to Credit Agreement dated as of September 16, 2014, Amendment No. 3 to Credit Agreement dated as of January 2, 2015, Amendment No. 4 to Credit Agreement dated as of February 10, 2015, and Amendment No. 5 to Credit Agreement dated as of June 30, 2015 (“Credit Agreement”), providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Obligations”).

On July 28, 2015, with the verbal consent of Bank, Borrower formed a wholly-owned Subsidiary, Ballast Point Brewing & Spirits, Inc., a Delaware corporation (“Newco”). Borrower is currently in default of the Credit Agreement for forming Newco without the prior written consent of Bank (the “Specified Default”).

Borrower has requested that Bank make additional amendments to the Credit Agreement, consent to the IPO (as defined below), and waive the Specified Default, and Bank has agreed to do so on the terms and conditions set forth in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms; Section References. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement. Unless otherwise noted, all section references are to the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

(a) The following term, which is defined in Section 1.1 of the Credit Agreement, is given the following amended definitions to be made effective as of the consummation of the Merger (as defined below):

“Change of Control” means (i) Jack R. White, Jr. ceases to control at least 25% of Holdco’s voting stock whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise, (ii) Borrower or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than Holdco whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; or (iii) the individuals who are the Founder or the Chief Executive Officer and President of Borrower, at the Amendment No. 6 Effective Date, shall no longer remain in office or otherwise manage the business of Borrower as managed by such individuals on the Amendment No. 6 Effective Date, whether by reason of death, resignation or otherwise; and any such change of control or office holder may have a Material Adverse Effect.

(b) The following term is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Amendment No. 6 Effective Date” has the meaning set forth in that certain Amendment No. 6 to Credit Agreement, Consent and Default Waiver between Borrower and Bank.

“Holdco” means Ballast Point Brewing & Spirits, Inc., a Delaware corporation.

(c) Section 5.4 (Shares and Shareholders) of the Credit Agreement is hereby amended to read in its entirety as follows:

5.4 Subsidiaries; Shares and Shareholders. Schedule 5.4 sets forth all of Borrower’s currently owned Subsidiaries, if any, and the outstanding voting stock (or other Equity Interests) owned by Borrower or by such Subsidiary (and identifying that Subsidiary). There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of any of Borrower’s Subsidiaries.

(d) Section 5.5 (Subsidiaries) of the Credit Agreement is hereby deleted in its entirety.

(e) Section 6.1(b) (Monthly Financial Statements) of the Credit Agreement is hereby amended to read in its entirety as follows:

(b) Monthly Financial Statements. In form and on reporting basis satisfactory to Bank, not later than 30 days after the close of each month of each fiscal year of Borrower, financial statements or Borrower and Ballast Point Spirits containing their respective balance sheets as of the end of each such period, statements of income and statements or cash flows for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports (subject to quarter-end review and year-end audit adjustments and the absence of footnotes). These statements shall be prepared on the same accounting basis as the statements required in Section 6.1(a) (except with respect to presentation on a consolidated and consolidating basis) and shall be in such detail as Bank may reasonably require, and the accuracy of the statements shall be certified by a Responsible Officer.

3. Consent.

Borrower has informed Bank that (i) it created Newco, in connection with Newco’s filing of an S-1 with the Securities and Exchange Commission for its initial public offering of common stock (“IPO”), (ii) following the filing of such S-1, Newco will create a wholly-owned acquisition Subsidiary (the “Acquisition Sub”), that will enter into a Merger Agreement with Borrower and Newco (the “Merger Agreement”) pursuant to which Borrower will merge with and into the Acquisition Sub, with Borrower surviving such merger as a wholly-owned Subsidiary of Newco (such series of transactions, the “Merger”), and (iii) as part of the Merger Agreement, all of the current shareholders of Borrower will exchange their Equity Interests for like Equity Interests in Newco.

Without the prior written consent of Bank, each of the following would constitute an Event of Default: (i) the formation of Newco and the Acquisition Sub would violate the negative covenants in (x) Section 7.11 prohibiting Borrower and any Subsidiary from forming any Subsidiary, (y) Section 7.13 prohibiting Borrower and any Subsidiary from acquiring any shares of stock (or other ownership interests) of any corporation, and (z) Section 7.14 prohibiting Borrower and any Subsidiary from holding beneficially any stock of any Person; and (ii) the Merger would violate the negative covenants in (x) Section 7.11 prohibiting Borrower and any Subsidiary from merging into or with any other entity, entering into any reorganization, or reclassifying the interests of their shareholders, (y) Section 7.13 prohibiting Borrower and any Subsidiary from acquiring any shares of stock (or other ownership interests) of any corporation, and (z) Section 7.18 prohibiting Borrower and any Subsidiary from entering into any material transaction with any Affiliate except for, among other things, transactions that are in the ordinary course of Borrower’s business. Furthermore, the Merger would constitute a Change of Control (as defined prior to the Amendment No. 6 Effective Date) in Borrower and, without Bank’s prior written consent, result in an Event of Default under Section 8.1(k) (the “Pending Change of Control”).

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Borrower has requested that Bank consent to the formation of Newco and the Acquisition Sub, and the consummation of the Merger and Pending Change of Control (collectively, the “Proposed Reorganization”), and that Bank agrees that no Event of Default will be deemed to have occurred in connection therewith. So long as the Proposed Reorganization is consummated on or before September 15, 2015, Bank has received a copy of the Merger Agreement with a reasonable amount of time to review the same, to Bank’s satisfaction, prior to being executed and the consummation of the Proposed Reorganization, and (after giving effect thereto) does not result in (i) an Event of Default (after giving effect to Bank’s consent herein to the Proposed Reorganization), (ii) a change in Borrower’s name, (iii) a conversion of Borrower into another form of business entity or into a business entity under the laws of a jurisdiction other than the jurisdiction under which Borrower was formed or organized, or (iv) a change in any material line of business of Borrower substantially different from those lines of business conducted by Borrower on the Amendment No. 6 Effective Date, and subject to the satisfaction (or waiver) of the conditions precedent to the effectiveness of this Amendment, Bank hereby (x) consents to the Proposed Reorganization, (y) agrees that during the Merger, Schedule 5.5 of the Credit Agreement shall be deemed to include the Acquisition Sub, and (z) agrees that no Default or Event of Default will be deemed to have occurred solely as a result thereof.

The forgoing consent is limited precisely as written and shall not be deemed to be an amendment, waiver, consent, release or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) prejudice any right or remedy which Bank may now or in the future have at law or in connection with the Credit Agreement or any other Loan Document.

4. Representations. Borrower represents and agrees that:

(a) except as expressly modified or agreed in this Amendment, (i) the representations and warranties set forth in the Credit Agreement and in each of the Loan Documents remain true and correct in all material respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Credit Agreement continue to be satisfied in all material respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment;

(b) when executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms (subject in each case to insolvency or bankruptcy considerations), and will not conflict with or violate any of Borrower’s organization documents or any material agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound; and

(c) other than the Specified Default and subject to this Amendment becoming effective, no Default or Event of Default exists or has occurred and is continuing uncured or unwaived as of the Amendment No. 6 Effective Date.

5. Waiver. Bank hereby waives the Specified Default. The forgoing waiver is limited precisely as written and shall not be deemed to be an amendment, waiver, consent, release or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) prejudice any right or remedy which Bank may now or in the future have at law or in connection with the Credit Agreement or any other Loan Document (other than with respect to the Specified Default).

6. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, the attached Acknowledgement and Consent of Guarantor, and the attached Certification of Continued Corporate Authority, each duly executed by Borrower and/or Guarantor as applicable; and

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(b) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

Bank’s agreement to release its signatures to this Amendment shall be deemed to occur upon the satisfaction of the conditions of this Section 5.

7. Conditions Subsequent. Within 30 days following the formation of Newco, Borrower covenants to provide Bank the documents identified on attached Schedule 7, each duly executed by Borrower and/or Guarantor as applicable.

8. No Other Changes. Except as specifically provided herein, this Amendment does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

9. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

10. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

11. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the Obligations are secured by the Collateral and that the Security Agreement constitutes valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document with respect to the Collateral, or its priority over other liens or encumbrances as provided therein.

12. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

13. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

14. No Defenses. Subject to applicable law, Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

15. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses; and disbursements.

16. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

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This Amendment No. 6 to Credit Agreement, Consent and Default Waiver is executed and delivered as of the Amendment No. 6 Effective Date.

Comerica Bank		Home Brew Mart, Inc.

By:	/s/ JP Bouchereau	By:	/s/ Jim Buechler

Name:	JP Bouchereau	Name:	Jim Buechler
Title:	Vice President	Title:	President & CEO

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